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TABLE OF CONTENTS

Filed Pursuant to Rule 424(b)(3) Registration No. 333-110515

Subject to Completion, dated February 2, 2004

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 5, 2003)

3,000,000 Shares

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Shares of Beneficial Interest

We are offering and selling 3,000,000 of our shares of beneficial interest and the associated rights, which we refer to in this prospectus supplement as the "shares." Our shares are listed on the New York Stock Exchange under the symbol "PEI." The last reported sale price of the shares on the New York Stock Exchange on January 30, 2004 was $37.36 per share. As of January 30, 2004, we had 35,590,000 outstanding shares.

Investing in our shares involves risks. For a description of these risks, see "Risk Factors" beginning on page 3 of the accompanying prospectus and additional risk factors contained in other filings we have made with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds to us (before expenses)	$	$

The underwriters may also purchase up to an additional 450,000 shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about February     , 2004.

Joint Book-Running Managers

LEHMAN BROTHERS	MORGAN STANLEY

DEUTSCHE BANK SECURITIES	LEGG MASON WOOD WALKER INCORPORATED

PIPER JAFFRAY

February     , 2004

TABLE OF CONTENTS

Prospectus Supplement
Cautionary Statement Regarding Forward-Looking Statements
Prospectus Supplement Summary
Pennsylvania Real Estate Investment Trust
Recent Developments
The Offering
Summary Unaudited Pro Forma Condensed Combined Financial Data
Use of Proceeds
Price Range of Shares and Distributions
Underwriting
About This Prospectus Supplement
Where You Can Find More Information
Legal Matters
Prospectus
Pennsylvania Real Estate Investment Trust
Risk Factors
Use of Proceeds
Ratio of Combined Fixed Charges and Preference Dividends to Earnings
Description of Shares of Beneficial Interest
Description of Preferred Shares of Beneficial Interest
Description of Debt Securities
Description of Warrants
Description of Units
Summary of the Trust Agreement
Summary of the Operating Partnership Agreement
Federal Income Tax Considerations
Plan of Distribution
Legal Matters
Experts
About this Prospectus
Where You Can Find More Information
Forward Looking Statements

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than their respective dates. Our business, financial condition, operating results and prospects may have changed since those dates. We are not making an offer of these shares in any jurisdiction where an offer or sale is not permitted.

        No dealer, sales person or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities specifically offered by it, but only under circumstances and in jurisdictions where it is lawful to do so.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus supplement and the accompanying prospectus, and in documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. The forward-looking statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Important factors that could cause our actual results to differ materially from current expectations reflected in the forward-looking statements included in or incorporated by reference into this prospectus supplement and the accompanying prospectus include, among others, the risk factors discussed in the accompanying prospectus and the filings made by us with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

        For each of the forward-looking statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We do not intend to and disclaim any duty or obligation to update or revise any forward-looking statements included in or incorporated by reference into this prospectus supplement and the accompanying prospectus to reflect new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

        The following is only a summary and may not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents that we have incorporated by reference. You should pay special attention to the section entitled "Risk Factors" beginning on page 3 of the accompanying prospectus and the risk factors incorporated herein to determine whether an investment in the shares is appropriate for you. For purposes of this prospectus supplement and the accompanying prospectus, unless the context otherwise indicates, when we refer to "us," "we," "our," or "ours," we describe Pennsylvania Real Estate Investment Trust together with PREIT Associates, L.P., a limited partnership of which PREIT is the sole general partner, which we refer to as PREIT Partnership.

Pennsylvania Real Estate Investment Trust

        We are a fully integrated, self-administered and self-managed real estate investment trust, founded in 1960, that acquires, develops, redevelops and operates retail properties. As of December 31, 2003, we owned interests in 54 retail properties with approximately 33.4 million square feet in 14 states. We have elected, and conduct our operations in a manner intended, to comply with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code.

        We are the sole general partner of and owned approximately a 90.4% interest in PREIT Partnership as of December 31, 2003. We own substantially all of our assets and conduct substantially all of our operations through PREIT Partnership.

        We are organized as a business trust under Pennsylvania law. Our principal executive offices are located at The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania 19102, telephone: (215) 875-0700.

Recent Developments

Merger with Crown American Realty Trust

        On November 20, 2003, we consummated our merger with Crown American Realty Trust. Through the merger and related transactions, we acquired 26 wholly-owned regional shopping malls and the remaining 50% interest in Palmer Park Mall in Easton, Pennsylvania that we did not previously own.

        In connection with the merger,

  •
  we issued 0.3589 shares for each outstanding Crown share in a tax-free, share-for-share transaction;

  •
  we issued one newly-created 11% non-convertible senior preferred share for each outstanding Crown preferred share;

  •
  PREIT Partnership issued 0.2053 PREIT Partnership units for each outstanding Crown Partnership unit; and

  •
  we issued replacement options or warrants to purchase a number of shares equal to the number of Crown common shares or Crown Partnership units that could have been purchased under the Crown options or warrants multiplied by 0.3589 and the exercise price of each such replacement option or warrant equals the exercise price of the original option or warrant divided by 0.3589.

        In connection with the merger, we assumed Crown's mortgage debt, which aggregated approximately $597.0 million. In addition, we repaid all of the approximately $154.7 million indebtedness outstanding under Crown's line of credit facility with GE Capital Corporation, using borrowings under our new $500 million credit facility described below.

New Credit Facility

        On November 20, 2003, we entered into a new $500 million unsecured revolving line of credit, with an option to increase the credit facility to $650 million under prescribed conditions. The credit facility bears interest at an annual rate between 1.5% and 2.5% over LIBOR based on our leverage. The availability of funds under the credit facility is subject to our compliance with financial and other covenants and agreements, which are described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2003, which is incorporated herein by reference. The credit facility has a term of three years with an additional one year extension provided that there is no event of default at that time. As of December 31, 2003, the outstanding balance under our new credit facility was approximately $170.0 million.

KB Toys Inc. Bankruptcy

        On January 14, 2004, KB Toys Inc. filed for bankruptcy protection. We currently lease space to KB Toys at 40 of our shopping centers. These locations, all of which were physically occupied at January 30, 2004, represented approximately 1% of our total annualized base rent for all leases in which tenants were in occupancy at January 30, 2004. On January 29, 2004, KB Toys Inc. announced that it intends to close 377 stores locations. Six of the stores included in the list of announced store closings were at our shopping centers. In addition, KB Toys Inc. has announced that it plans to undertake a second round of store closures but has not identified the store locations. The decision to close additional stores, terminate leases with us or request rent reductions or deferrals could adversely affect our rental revenues. We are unable to predict at this time the total number of stores at our shopping centers that will be affected by KB Toys' bankruptcy filing, but we do not believe that the impact will be material to us.

Office of the Chairman

        On January 21, 2004, we announced that we will form an office of the chairman consisting of five executives to create and execute our business strategy. The office will include chairman and chief executive Ronald Rubin; Jonathan Weller, our current president and chief operating officer, who will become vice chairman for corporate strategy; Edward Glickman, our current chief financial officer, who will become our president and chief operating officer; George Rubin, currently president of our management subsidiaries, PREIT Services LLC and PREIT-RUBIN, Inc., who will become vice chairman for property development and acquisitions; and Joseph Coradino, our current Executive Vice President—Retail, who will remain in that position and will become president of PREIT Services LLC and PREIT-RUBIN, Inc. and will continue to direct our retail management and leasing activities. We are currently in discussions with a candidate to replace Mr. Glickman as chief financial officer. We currently expect that the executive changes will become effective on or about March 2004.

The Offering

Shares offered	3,000,000 shares
Shares to be outstanding after the offering	38,590,000 shares (1)
Over-allotment option	450,000 shares
Price per share	$
Use of proceeds	We estimate that the net proceeds of this offering, after deducting underwriting discounts and commissions and estimated expenses payable by us, will be approximately $ million. We intend to use the net proceeds of the offering to (a) pay down the outstanding balance under our new credit facility, and (b) for general corporate purposes, including working capital as further described below under the caption "Use of Proceeds" on page S-7.
New York Stock Exchange symbol	PEI
Risk Factors	For a description of the risks that you should consider in connection with an investment in the shares, you should review the disclosure regarding such risks contained in the accompanying prospectus beginning on page 3.
Federal income tax considerations	For a description of the material federal income tax considerations of an investment in the shares, you should review the disclosure contained in the accompanying prospectus beginning on page 52.

(1)
Excludes (i) 450,000 shares subject to the underwriters' over-allotment option, (ii) approximately 3,329,694 shares reserved for issuance in the future under our Distribution Reinvestment and Share Purchase Plan, Employee Share Purchase Plan, Restricted Share Plan for Non-Employee Trustees and our other equity compensation plans, (iii) 718,678 shares issuable upon exercise of outstanding options, and (iv) outstanding PREIT Partnership units convertible into 3,685,226 shares.

Summary Unaudited Pro Forma Condensed Combined Financial Data

        The following table sets forth the summary unaudited pro forma condensed combined financial data, giving effect to our merger with Crown, our acquisition of six enclosed shopping malls from The Rouse Company during the second quarter of 2003, our acquisition of the remaining 70% economic interest in Willow Grove Park from our joint venture partner in the third quarter of 2003 and our sale of 15 wholly-owned multifamily properties and the interests in four joint ventures owning multifamily properties during the second and third quarters of 2003 as if they had occurred on the dates indicated after giving effect to the pro forma adjustments. The unaudited pro forma financial information assumes that the completed transactions were completed as of September 30, 2003 for the purposes of the unaudited pro forma consolidated balance sheet data and as of the first day of the period presented for purposes of the unaudited pro forma consolidated operating data. The unaudited pro forma financial information does not reflect our receipt of the net proceeds of this offering.

        You should read the information below together with all other financial information and analysis presented or incorporated by reference in this prospectus supplement, including the historical and pro forma financial statements of us and Crown and the related notes incorporated by reference in this prospectus supplement. See "Where You Can Find More Information" on page S-12. The unaudited pro forma consolidated financial information is presented for information purposes only and does not purport to represent what the combined company's operating data or balance sheet data would have been had the indicated transactions been completed on the dates indicated above, or to project the combined company's operating results or financial position for any future period. The unaudited pro forma adjustments are based on available information and upon assumptions that we believe are reasonable.

	Pro Forma for the nine months ended September 30, 2003	Pro Forma for the year ended December 31, 2002
Operating Data:
Revenues
Real estate revenue
Base rent	$196,469	$261,677
Expense reimbursements	92,434	115,973
Percentage rent	5,817	10,476
Lease termination revenue	1,304	3,427
Other real estate revenue	4,464	6,395

Total real estate revenue	300,488	397,948
Management company revenue	9,231	11,453
Interest and other income	552	711

Total revenues	310,271	410,112

Expenses
Property operating expenses	(115,308)	(143,108)
Depreciation and amortization	(68,031)	(85,422)
General and administrative expenses	(30,289)	(31,079)

	(213,628)	(259,609)
Interest expense	(69,600)	(94,569)
Equity in income of partnerships and joint ventures	4,480	5,748
Gains on sales of interests in real estate	12,016	369

Income from continuing operations before minority interest	43,539	62,051
Minority interest in properties	(1,484)	(1,981)
Minority interest in operating partnership	(4,172)	(5,714)

Income from continuing operations	$37,883	$54,356

Basic income from continuing operations per share	$0.94	$1.46

Diluted income from continuing operations per share	$0.93	$1.45

Weighted average number of shares outstanding:
Basic	29,285	27,887
Diluted	29,646	28,160
Pro Forma as of September 30, 2003
Balance Sheet Data (at the end of period):
Investments in real estate, at cost	$2,469,124
Total assets	2,672,617
Total debt	1,455,012
Minority interest	151,018
Total shareholders' equity	943,830

USE OF PROCEEDS

        After deducting the underwriting discount and commissions, and other expenses payable by us associated with this offering, we estimate that the net proceeds from the sale of the shares, excluding any shares subject to the over-allotment option, will be approximately $         million.

        We expect to use these net proceeds to repay approximately $             million outstanding under our $500 million revolving credit facility. As of December 31, 2003, our credit facility had an aggregate of $170.0 million outstanding. This credit facility bears interest at an annual rate between 1.5% and 2.5% over LIBOR based on our leverage, and has a maturity date of November 20, 2006. We borrowed $170.0 million under our new credit facility to repay all of the approximately $154.9 million indebtedness outstanding under Crown's credit facility and to pay certain closing costs in connection with the merger with Crown.

        We expect to use the remaining net proceeds for general corporate purposes, including working capital and capital expenditures. We may also use a portion of the net proceeds to acquire properties.

        Pending the foregoing uses, we plan to invest the net proceeds in short-term, investment grade, interest-bearing securities.

PRICE RANGE OF SHARES AND DISTRIBUTIONS

        Our shares began trading on the New York Stock Exchange on November 14, 1997 (ticker symbol "PEI"). Before then, our shares were traded on the American Stock Exchange. The following tables present the high and low sales prices for our shares, as reported by the New York Stock Exchange, and cash distributions paid for the periods indicated:

	High	Low	Distributions Paid
2001
Quarter ended March 31, 2001	$22.36	$18.94	$0.51
Quarter ended June 30, 2001	$24.70	$20.50	$0.51
Quarter ended September 30, 2001	$25.05	$18.25	$0.51
Quarter ended December 31, 2001	$23.90	$20.50	$0.51

			$2.04

2002
Quarter ended March 31, 2002	$25.50	$22.63	$0.51
Quarter ended June 30, 2002	$27.20	$24.90	$0.51
Quarter ended September 30, 2002	$27.11	$20.55	$0.51
Quarter ended December 31, 2002	$26.45	$22.52	$0.51

			$2.04

2003
Quarter ended March 31, 2003	$28.80	$24.70	$0.51
Quarter ended June 30, 2003	$30.34	$27.94	$0.51
Quarter ended September 30, 2003	$33.45	$29.80	$0.51
Quarter ended December 31, 2003	$36.30	$32.70	$0.54

			$2.07

2004
Quarter ending March 31, 2004 (through January 30, 2004)	$37.69	$34.79

        The last reported sale price of the shares on January 30, 2004 was $37.36 per share. As of January 30, 2004, there were approximately 3,400 holders of record of our shares and approximately 26,000 beneficial holders of our shares.

        In order to qualify as a real estate investment trust, or REIT, under federal tax law, we generally must distribute to our shareholders each year at least 90% of our REIT taxable income (computed without the dividends paid deduction and excluding net capital gains) and 90% of our net income after tax, if any, from foreclosure property, minus the sum of certain items of noncash income. Distributions must generally be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on our undistributed amounts at regular corporate tax rates.

        We currently anticipate that we will continue to make cash distributions in the future in March, June, September and December of each year; however, our future payment of distributions will be at the discretion of our Board of Trustees and will depend on numerous factors, including our cash flow, financial condition, capital requirements, annual distribution requirements under the real estate investment trust provisions of the Internal Revenue Code and other factors that our Board of Trustees deems relevant.

UNDERWRITING

        Under the terms and conditions contained in an underwriting agreement dated February     , 2004, each of the underwriters named below, for whom Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated are acting as representatives, have severally agreed to purchase from us the following respective numbers of shares.

Underwriters	Number of Shares
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
Legg Mason Wood Walker, Incorporated
Piper Jaffray & Co.

Total	3,000,000

Discounts and Concessions

        The underwriting agreement provides that the underwriters are obligated to purchase, subject to certain conditions, all of the shares in the offering if any are purchased, other than those covered by the over-allotment option described below. The conditions contained in the underwriting agreement include requirements that:

  •
  the representations and warranties made by us to the underwriter are true;

  •
  there has been no material adverse change in our condition or in the financial markets; and

  •
  we deliver customary closing documents to the underwriters.

        We have been advised by the underwriters that they propose to offer the shares initially at the public offering price set forth on the cover page of this prospectus supplement and to certain selected dealers (who may include the underwriters) at such public offering price less a concession not to exceed $            per share. The underwriters or such selected dealers may reallow a commission to certain other dealers not to exceed $            per share. After the initial public offering of the shares, the public offering price, the concession to selected dealers and the reallowance to the other dealers may be changed by the underwriters.

Over-Allotment Option

        We have granted the underwriters a 30-day option after the date of this prospectus supplement to purchase, in whole or in part, up to an aggregate of 450,000 additional shares at the public offering price less the underwriting discounts and commissions. Such option may be exercised to cover over-allotments, if any, made in connection with the offering. If the underwriters exercise this option, each of the underwriters will be committed (subject to certain conditions) to purchase a number of additional shares proportionate to its initial commitment as indicated in the preceeding table.

Commissions and Expenses

        The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option to purchase up to            additional shares. The underwriting discount is equal to        % of the initial price to the public.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

        We estimate that the total expenses of the offering, excluding underwriting discounts and commissions payable by us, will be approximately $            .

Lock-Up Agreements

        We have agreed that, for a period of 90 days after the date of this prospectus supplement, we will not, without the prior written consent of Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, the representatives of the underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares or securities convertible into or exchangeable or exercisable for any shares. The representatives allowed certain exceptions to these restrictions.

        Subject to certain exceptions, our executive officers and directors have agreed that for a period of 90 days from the date of this prospectus supplement they will not, without, in each case, the prior written consent of the representatives:

  •
  offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares or securities convertible into or exchangeable or exercisable for any shares;

  •
  enter into a transaction that would have the same effect; or

  •
  enter into any swap or other derivatives transaction that transfers, in whole or in part, any of the economic consequences of ownership of shares, whether any such aforementioned transaction is to be settled by delivery of those shares or other securities, in cash or otherwise.

Indemnification

        We have agreed to indemnify the underwriters against liabilities, including liabilities under the Securities Act, and to contribute to payments that may be required to be made in respect of these liabilities.

Stabilization, Short Positions and Penalty Bids

        In connection with this offering, the representatives may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:

  •
  Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option and/or purchasing shares in the open market.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Syndicate covering transactions involve purchases of the shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, which is called a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase shares in the offering.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Affiliations

        The underwriters have from time to time provided investment or commercial banking services to us and our affiliates in the past and are likely to do so in the future. The underwriters receive customary fees and commissions for these services.

Electronic Distribution

        A prospectus in electronic format may be made available on the internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

        Other than the prospectus in electronic format, the information on any underwriter's or selling group member's website and any information contained in any other website maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus describing the provisions or contents of any agreement or other document are not necessarily complete. If the Securities and Exchange Commission's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see the agreement or document for a complete description of these matters.

        You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading "Where You Can Find More Information" below.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy materials that we have filed with the Securities and Exchange Commission, including the registration statement, at the following location:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, DC 20549

        You may obtain information on the operation of the Securities and Exchange Commission's Public Reference Room by calling the Securities and Exchange Commission at (800) SEC-0330.

        The Securities and Exchange Commission also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov. Reports, proxy statements and other information concerning Pennsylvania Real Estate Investment Trust may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, NY 10005.

        The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information we file with the Securities and Exchange Commission prior to the completion of this offering will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any document we previously filed with the Securities and Exchange Commission. We incorporate by reference the filings listed below, which we have previously filed with the Securities and Exchange Commission, and any future filings made with the Securities and Exchange Commission prior to the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Notwithstanding the foregoing, unless expressly indicated, a Current Report on Form 8-K pursuant to Item 9 or Item 12 shall not be incorporated by reference herein. All of these filings, which contain important information about us, are considered a part of this prospectus supplement and the accompanying prospectus. The file number for each of the documents listed below is File No. 1-6300.

        (1)   Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 31, 2003.

        (2)   Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Securities and Exchange Commission on May 15, 2003.

        (3)   Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the Securities and Exchange Commission on August 14, 2003.

        (4)   Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the Securities and Exchange Commission on November 7, 2003.

        (5)   Our Current Reports, or amendments thereto, on Form 8-K filed on the following dates:

    •
    January 29, 2004
    •
    December 4, 2003
    •
    September 29, 2003
    •
    September 26, 2003
    •
    September 17, 2003
    •
    August 25, 2003
    •
    August 21, 2003
    •
    August 15, 2003
    •
    August 12, 2003
    •
    August 8, 2003
    •
    June 20, 2003
    •
    June 16, 2003
    •
    May 22, 2003
    •
    May 13, 2003
    •
    April 10, 2003

        You may obtain copies of documents incorporated by reference in this document, without charge, by writing us at the following address or calling us at the telephone number listed below:

Pennsylvania Real Estate Investment Trust
The Bellevue
200 S. Broad Street
Philadelphia, Pennsylvania 19102
Attention: Jean Dardzinski
(215) 875-0730

LEGAL MATTERS

        Hogan & Hartson L.L.P. will pass upon the validity of the shares we are offering hereby and the statements under the caption "Federal Income Tax Considerations" contained in the accompanying prospectus. Certain tax matters also will be passed upon by Hogan & Hartson L.L.P. Certain legal matters will be passed upon for the underwriters by Clifford Chance US LLP.

PROSPECTUS

$500,000,000

Pennsylvania Real Estate Investment Trust

Shares of Beneficial Interest
Preferred Shares of Beneficial Interest
Senior Debt Securities
Senior Subordinated Debt Securities
Subordinated Debt Securities
Warrants
Units

        We may use this prospectus to offer and sell securities from time to time. The types of securities we may sell include:

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  shares of beneficial interest, $1.00 par value per share, and associated shareholder rights;

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  preferred shares of beneficial interest;

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  debt securities, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities;

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  warrants exercisable for shares, preferred shares, debt securities or other securities or rights; and

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  units consisting of two or more classes of securities.

        The form in which we are to issue the securities, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be described in a supplement to this prospectus, together with the terms of the offering of such securities.

        Our shares of beneficial interest are traded on the New York Stock Exchange under the symbol "PEI." Any prospectus supplement will also contain information, where applicable, as to any other listing on a securities exchange of the securities covered by such prospectus supplement. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

        Consider carefully the Risk Factors beginning on page 2 before deciding to invest in these securities.

These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Securities and Exchange Commission passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 5, 2003.

i

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

        PREIT, which is organized as a business trust under Pennsylvania law, is a fully integrated, self-administered and self-managed real estate investment trust, founded in 1960, that acquires, develops, redevelops and operates retail properties. We conduct substantially all of our operations through PREIT Associates, L.P., and we have elected, and conduct our operations in a manner intended, to comply with the requirements for qualification as a real estate investment trust (a "REIT") under the Real Estate Investment Trust Act of 1960, Sections 856-60 of the Internal Revenue Code of 1986, as amended.

        Our principal executive offices are located at The Bellevue, 200 S. Broad St., Philadelphia, Pennsylvania, 19102, and our telephone number is (215) 875-0700.

RISK FACTORS

Risks Related to Our Properties and Our Business

Our retail properties are concentrated in the Mid-Atlantic region of the United States and adverse market conditions in that region may impact the ability of our tenants to make lease payments and to renew leases, which may reduce the amount of income generated by our properties.

        Our retail properties currently are concentrated in the Mid-Atlantic region of the United States. To the extent adverse conditions affecting retail properties—such as population trends and changing demographics, income, sales and property tax laws, availability and costs of financing, construction costs and weather conditions that may increase energy costs—are particularly adverse in Pennsylvania or in the Mid-Atlantic region, our results of operations will be more notably affected. If the sales of stores operating at our properties were to decline significantly due to economic conditions, the risk that our tenants will be unable to fulfill the terms of their leases or will enter into bankruptcy may increase. In particular, economic and market conditions in the Mid-Atlantic region have a substantial impact on the performance of our anchor and other tenants and may impact the ability of our tenants to make lease payments and to renew their leases. If, as a result of such tenant difficulties, our properties do not generate sufficient income to meet our operating expenses, including debt service, our results of operations would be adversely affected.

Our substantial debt and the dividends payable on our preferred shares may adversely affect our operating results and put us at a competitive disadvantage.

        As a result of our substantial debt obligations, we may not have sufficient cash flow from operations to meet required payments of principal and interest on our debt or to pay distributions on our securities at historical rates, which could affect our ability to qualify as a REIT or to make necessary investments in new business initiatives. In addition, increases in interest rates on our existing indebtedness, which includes a significant portion of variable rate debt, would increase our interest expense, which could harm our cash flow and our ability to pay distributions.

        We assumed significant indebtedness through our merger with Crown American Realty Trust. As of September 30, 2003, Crown had approximately $754.4 million in total debt outstanding, all of which was secured by its real estate assets. This excludes Crown's pro rata portion of $18.6 million of outstanding debt owed by Palmer Park Mall Venture, a former joint venture between us and Crown that holds title to the Palmer Park Mall. We repaid a portion of the debt assumed from Crown with proceeds from our new $500 million unsecured credit facility. We also are obligated to pay a quarterly dividend of $1.375 per share to the holders of the 11% preferred shares that we issued in connection with the merger.

        Our existing indebtedness and the dividends payable on our preferred shares could have negative consequences to our shareholders, including:

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  requiring us to use a significant portion of our cash flow from operations to make interest and principal payments on our debt and dividend and redemption payments on our preferred shares rather than for other purposes such as working capital, capital expenditures or dividends on our common shares;

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  harming our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, development activities or other general corporate purposes;

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  limiting our flexibility to plan for or react to changes in business and economic conditions; and

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  making us more vulnerable to a downturn in our business or the economy generally.

Our financial covenants may restrict our operating or acquisition activities, which may harm our financial condition and operating results.

        Our existing $500 million credit facility currently requires our operating partnership, PREIT Associates, L.P., to satisfy numerous financial covenants. These covenants could reduce our flexibility in conducting our operations by limiting our ability to borrow money and may create a risk of default on our debt if we cannot continue to satisfy these covenants. If we default under this credit facility, the lenders could require us to repay the debt immediately. We rely on borrowings under this credit facility to finance acquisitions, construction of our development properties, renovations and capital improvements to our properties and for working capital. If we are unable to borrow under our credit facility or to arrange for alternative financing, our financial condition and results of operations would be adversely impacted.

We may be unable to manage effectively our rapid growth and expansion in the retail sector, which may result in disruptions to our business.

        We recently completed the acquisition of six shopping malls from The Rouse Company and the acquisition of 26 retail properties through our merger with Crown American Realty Trust. The merger requires the integration of two large and complex real estate businesses that formerly operated independently. We have retained the services of Generative Leadership Group and PricewaterhouseCoopers, LLP to assist with the integration of the Crown assets and personnel. Following the merger and the related transactions, the gross leasable area of our owned, managed or leased retail properties is approximately 115% higher than it was before the merger and the Rouse shopping mall acquisition. We also recently completed the sale of all 19 properties in our multifamily portfolio.

        The integration efforts required in connection with the merger and the Rouse shopping mall acquisition, together with our continuing efforts to transform our strategic focus to ownership of retail properties, are substantial and may cause disruptions in our operations and divert management's attention away from day-to-day operations, which could impair our relationships with our current tenants and employees. In addition, the Rouse shopping mall acquisition and the Crown merger pose specific risks for our ongoing operations, including that:

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  we may not achieve the expected operating efficiencies, value-creation potential, economies of scale or other benefits of those transactions;

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  we may not have adequate personnel and financial and other resources to successfully handle our substantially increased operations;

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  we may not be successful in leasing space in properties acquired from Rouse or Crown;

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  the combined portfolio may not perform at the level we anticipate;

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  we may experience difficulties and incur unforeseen expenses in connection with assimilating and retaining Crown employees, assimilating Crown's business and assimilating the properties acquired from Rouse and Crown; and

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  we may experience problems and incur unforeseen expenses in connection with upgrading and expanding our systems and processes required as a result of the Rouse shopping mall acquisition and the Crown merger.

        In addition, we expect to make future acquisitions or investments in real properties, other assets and other companies. If we fail to integrate successfully these properties and/or fail to realize the intended benefits of these transactions, our financial condition and results of operations may be materially harmed.

Competition may impede our ability to renew leases or re-let space as leases expire and require us to undertake unbudgeted capital improvements, which could harm our operating results.

        We face competition from similar retail centers that are near our retail properties with respect to the renewal of leases and re-letting of space as leases expire. Any new competitive properties that are developed close to our existing properties also may impact our ability to lease space to creditworthy tenants. Increased competition for tenants may require us to make capital improvements to properties that we would not have otherwise planned to make. Any unbudgeted capital improvements could adversely affect our results of operations. Also, to the extent we are unable to renew leases or re-let space as leases expire, it would result in decreased cash flow from tenants and adversely affect our results of operations.

Rising operating expenses could reduce our cash flow and funds available for future distributions.

        Our properties and any properties we acquire in the future are and will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, then we could be required to expend funds for that property's operating expenses. The properties will be subject to increases in real estate and other tax rates, utility costs, operating expenses, insurance costs, repair and maintenance costs and administrative expenses. Although some of our properties are leased on terms that require tenants to pay a portion of the expenses associated with the property, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those costs. If we are unable to lease properties on a basis requiring the tenants to pay all or some of the expenses associated with the property, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs, which could adversely affect our results of operations.

Any tenant bankruptcies or leasing delays we encounter, particularly with respect to our anchor tenants, could adversely affect our operating results and financial condition.

        We receive a substantial portion of our income as rent under long term leases. At any time, any of our tenants may experience a downturn in its business that may weaken its financial condition. Our tenants may delay lease commencement, fail to make rental payments when due, or declare bankruptcy. Any leasing delays, tenant failures to make rental payments when due or tenant bankruptcies could result in the termination of the tenant's lease and, particularly in the case of a key anchor tenant, material losses to us and harm to our results of operations. Some of our tenants occupy stores at multiple locations in our portfolio, and so the impact of any bankruptcy of those tenants may be more significant on us than others. If tenants are unable to comply with the terms of our leases, we may modify lease terms in ways that are unfavorable to us. In addition, under many of our leases, our tenants pay rent based on a percentage of their sales or other operating results. Accordingly, declines in these tenants' performance directly impacts our results of operations.

        In addition to the loss of rental payments from an anchor tenant, a lease termination by an anchor tenant or a failure by that anchor tenant to occupy the premises could result in lease terminations or reductions in rent by other tenants of the same shopping center whose leases permit cancellation or rent reduction if an anchor tenant's lease is terminated. In that event, we may be unable to re-lease the vacated space. In addition, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease, which could reduce the income generated by that retail center. A transfer of a lease to a new anchor tenant also could allow other tenants to make reduced rental payments or to terminate their leases at the retail center, which could adversely affect our results of operations.

PREIT-RUBIN manages properties owned by third parties, and the loss, interruption or termination of one or more management contracts could harm our operating results.

Risks associated with PREIT-RUBIN's management of properties owned by third parties include:

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  the property owner's termination of the management contract;

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  loss of the management contract in connection with a property sale;

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  non-renewal of the management contract after expiration;

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  renewal of the management contract on terms less favorable than current terms;

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  decline in management fees as a result of general real estate market conditions or local market factors; and

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  claims of losses due to allegations of mismanagement.

The occurrence of one or more of these events could adversely affect our results of operations.

We may not be successful in identifying suitable acquisitions that meet our criteria, which may impede our growth.

        Integral to our business strategy has been our strategic acquisitions of retail properties. Our ability to expand through acquisitions requires us to identify suitable acquisition candidates or investment opportunities that meet our criteria and are compatible with our growth strategy. We analyze potential acquisitions on a property-by-property and market-by-market basis. We may not be successful in identifying suitable real estate properties or other assets in our existing geographic markets or that otherwise meet our acquisition criteria or in consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions could reduce the number of acquisitions we complete and slow our growth, which could adversely affect our results of operations.

We face increasing competition for the acquisition of real estate properties and other assets, which may impede our ability to make future acquisitions or may increase the cost of these acquisitions.

        We compete with many other entities engaged in real estate investment activities for acquisitions of retail shopping centers, including institutional pension funds, other REITs and other owner-operators of retail properties. These competitors may drive up the price we must pay for real estate properties, other assets or other companies we seek to acquire or may succeed in acquiring those properties, assets or companies themselves. In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, may be willing to pay more, or may have more compatible operating philosophy. In particular, larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties, our profitability will be reduced, and shareholders may experience a lower return on their investment.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

        Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties in our portfolio in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms we set, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

        We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements, and if we cannot do so, we may not be able to sell the property, or may be required to sell the property on unfavorable terms. In acquiring a property, we may agree to provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as limitations on the amount of debt that can be placed or repaid on that property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and results of operations.

We have entered into tax protection agreements for the benefit of some limited partners of PREIT Associates, L.P. that may limit our ability to sell some of our properties that we may otherwise want to sell, which could harm our financial condition.

        As the general partner of PREIT Associates, L.P. we have agreed to indemnify certain former property owners who have become limited partners of PREIT Associates, L.P. against tax liability that they may incur if we sell these properties within a certain number of years in a taxable transaction. For example, in connection with our recent merger with Crown American Realty Trust, we agreed with Mark E. Pasquerilla and entities affiliated with him not to dispose of certain protected properties that we acquired in the merger in a taxable transaction until November 20, 2011 or until Mr. Pasquerilla and his affiliates own less that 25% of the aggregate of the shares and units of limited partnership interest in PREIT Associates, L.P. ("PREIT Partnership Units") that they acquired in the merger. If we violate this agreement during the first five years of the protection period, we would owe as damages the sum of the hypothetical tax owed by Mr. Pasquerilla and/or his applicable affiliate, plus an amount intended to make him or his affiliate whole for taxes that may be due upon receipt of those damages. From the end of the first five years through the end of the tax protection period, damages are intended to compensate the affected parties for interest expense incurred on amounts borrowed to pay the taxes incurred on the prohibited sale. If we were to sell properties in violation of this agreement, the amounts that we would be required to pay to Mr. Pasquerilla and his affiliates could be substantial. In some cases, these agreements may make it uneconomical for us to sell these properties, even in circumstances in which it otherwise would be advantageous to do so, which could harm our ability to address liquidity needs in the future or otherwise harm our financial condition.

Our investments in development properties may not yield anticipated returns, which would harm our operating results and reduce the amount of funds available for distributions.

        Our development properties comprise a component of our growth strategy. To the extent we continue current development projects or enter into new development projects, they will be subject to a number of risks, including, among others:

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  inability to obtain required zoning, occupancy and other governmental approvals;

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  expenditure of money and time on projects that may never be completed;

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  higher than estimated construction costs;

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  cost overruns and timing delays due to lack of availability of materials and labor, delays in receipt of zoning and other regulatory approvals, weather conditions and other factors outside our control; and

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  inability to obtain permanent financing upon completion of development activities.

        Unanticipated delays or expenses associated with our development properties could adversely affect the investment returns from these projects and adversely affect our financial condition and results of operations.

Some of our properties are in need of maintenance and/or renovation, which could harm our operating results.

        Some of our retail properties, including some of those acquired as part of the Rouse shopping mall acquisition and our merger with Crown, were constructed or last renovated more than 10 years ago. Older properties may generate lower rentals or may require significant expense for maintenance and/or renovations, which could harm our results of operations.

Our business and, in particular, our acquisition integration efforts could be harmed if Ronald Rubin, our chairman and chief executive officer, and other members of our senior management team terminate their employment with us.

        Our future success depends, to a significant extent, upon the continued services of Ronald Rubin—our chairman and chief executive officer—and of our corporate management team. We are critically dependent upon our corporate management team and other key employees to lead our integration efforts for acquisitions. Although we have entered into employment agreements with Mr. Rubin and certain other members of our corporate management team, they could elect to terminate those agreements at any time. In addition, although we have purchased a key man life insurance policy in the amount of $5 million to cover Mr. Rubin, we cannot assure you that this would compensate us for the loss of his services. The loss of services of one or more members of our corporate management team could harm our business and our prospects.

We hold substantial investments in unconsolidated partnerships and joint ventures, which we may not be able to successfully manage.

        Many of our retail properties are owned by partnerships in which we are a general partner or by joint ventures in which we have substantially the same powers as a general partner. Under the terms of the partnership and joint venture agreements, major decisions, such as a sale, lease, refinancing, expansion or rehabilitation of a property, or a change of property manager, require the consent of all partners or co-venturers. Accordingly, necessary actions may be delayed significantly because decisions must be unanimous and it may be difficult or even impossible to remove a partner or co-venturer that is serving as the property manager.

        Business disagreements with partners may arise. We may incur substantial expenses in resolving these disputes. To preserve our investment, we may be required to make commitments to or on behalf of a partnership or joint venture during a dispute. Moreover, we cannot assure you that our resolution of a dispute with a partner will be on terms that are favorable to us.

        Other risks of investments in partnerships and joint ventures include:

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  partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions;

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  partners or co-venturers might have business interests or goals that are inconsistent with our business interests or goals;

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  partners or co-venturers may be in a position to take action contrary to our policies or objectives; and

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  we may incur liability for the actions of our partners or co-venturers.

We may be unable to obtain long term financing required to finance our partnerships and joint ventures, which could harm our operating results.

        The profitability of each partnership or joint venture in which we are a partner or co-venturer that has short-term financing or debt requiring a balloon payment is dependent on the availability of long-term financing on satisfactory terms. If satisfactory long-term financing is not available, we may have to rely on other sources of short-term financing, equity contributions or the proceeds of refinancing other properties to satisfy debt obligations which may not be as favorable to us. Although we do not own the entire interest in connection with the properties held by these partnerships and joint ventures, we may be required to pay the full amount of any obligation of the partnership or joint venture that we have guaranteed in whole or in part or we may elect to pay a partnership's or joint venture's obligation to protect our equity interest in its properties and assets, which could cause us to use a substantial portion of our funds from operations, reducing amounts available for distribution.

The costs of compliance with environmental laws may harm our operating results.

        Under various federal, state and local laws, ordinances and regulations, an owner, former owner or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances present at, on, under, in or released from its property. They also may be liable to the government or to third parties for substantial property damage, investigation costs or clean up costs. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs the government incurs in connection with the contamination. Contamination may affect adversely the owner's ability to sell or lease real estate or borrow with real estate as collateral.

        From time to time, we respond to inquiries from environmental authorities with respect to properties both currently and formerly owned by us. We are aware of certain environmental matters at some of our properties, including ground water contamination, and the presence of asbestos containing materials. We have, in the past, performed remediation of such environmental matters, but we may be required in the future to perform testing relating to these matters and further remediation may be required. As of the date of this prospectus, we have reserved $0.1 million for future remediation of these matters, but we may incur costs associated with such remediation that exceed such amount.

        In addition, at five of the properties in which we currently have an interest, and at two properties in which we formerly had an interest, environmental conditions have been or continue to be investigated and have not been fully remediated. Groundwater contamination has been found at five of these properties. While the former owners of two of the properties with groundwater contamination presently are remediating such contamination, any failure of such former owners to properly remediate such contamination could result in liability to us for such contamination. Dry cleaning operations were performed at three of the properties. Soil contamination has been identified at two of the properties having dry cleaning operations and groundwater contamination was found at the third property having dry cleaning operations. Although these properties may be eligible under state law for remediation with state funds, we cannot assure you that sufficient funds will be available under state legislation to pay the full costs of any such remediation and we may incur costs in connection with such remediation.

        Asbestos-containing materials are present in a number of our properties, primarily in the form of floor tiles and adhesives. Fire-proofing material containing asbestos is present at some of our properties in limited concentrations or in limited areas. We have taken certain actions to remediate or to comply with disclosure requirements, as necessary or appropriate, in connection with the foregoing, but we may be required to take additional actions or to make additional expenditures.

        We are aware of environmental concerns at Christiana Power Center Phase II, one of our development properties. The final costs and necessary remediation are not known and may cause us to decide not to develop the property, which would result in us having incurred unnecessary development costs and could have an adverse impact on our operating results. We also are a party to a number of agreements for the purchase of property for development in which initial environmental investigations have revealed environmental risk factors that might require remediation by the owner or prior owners of the property. Such environmental risks may cause us to decide not to purchase such properties, which would result in us having incurred unnecessary development expenses and could adversely affect our results of operations.

        In addition, the malls that we acquired as part of our merger with Crown have some environmental issues. Many of these malls contain, or at one time contained, underground and/or above ground storage tanks used to store waste oils or other petroleum products primarily related to the operation of auto service center establishments at those malls. In some cases, the underground storage tanks have been abandoned in place, filled in with inert materials or removed and replaced with above ground tanks. Historical records indicate that soil and groundwater contamination from underground tanks and, in one case, a hydraulic lift, requiring remediation has occurred at five of the malls, and subsurface investigations (Phase II assessments) and remediation work either are ongoing or are scheduled to be conducted at three of those malls. In addition, three of the Crown malls were constructed on sites a portion of which previously had been used as landfills, two were constructed on former strip mines and dry cleaning operations formerly were conducted at two of the malls. There also are minor amounts of asbestos-containing materials in most of the Crown malls, primarily in the form of floor tiles, mastics and roofing materials. Fireproofing and insulation containing asbestos also are present in some of the malls in non-public areas, such as mechanical rooms. Two of the Crown malls also contain wastewater treatment facilities that treat wastewater at the malls before discharge into local streams. Operation of these facilities is subject to federal and state regulation.

        Our environmental liability coverage for the types of environmental liabilities described above, which currently covers liability for pollution and on-site remediation of up to $2 million in any single claim and $4 million in the aggregate, may be inadequate, which could result in our being obligated to fund those liabilities.

        In addition to the costs of remediation described above, we may incur additional costs to comply with federal, state and local laws, ordinances and regulations relating to environmental protection and human health and safety generally. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of our tenants, by the existing condition of the land, by operations in the vicinity of the properties—such as the presence of underground storage tanks—or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that may be applicable to our operations, and that may subject us to liability in the form of fines or damages for noncompliance.

If we suffer losses that are not covered by insurance or that are in excess of our insurance coverage limits, we could lose invested capital and anticipated profits.

        Catastrophic losses—such as losses due to wars, earthquakes, floods, hurricanes, pollution and environmental matters—generally either are uninsurable or are not economically insurable, or may be subject to insurance coverage limitations, such as large deductibles or co-payments. If one of these events occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from that property. In addition, if we are unable to obtain insurance in the future at acceptable levels and at a reasonable cost, the possibility of losses in excess of our insurance coverage may increase and we may not be able to comply with covenants under our debt agreements, which could adversely affect our financial condition.

Some of our properties are held by special purpose entities and are not generally available to satisfy creditors' claims in bankruptcy, which could impair our ability to borrow.

        Some of our properties are owned or ground-leased by subsidiaries that we created solely to own or ground-lease those properties. The mortgaged properties and related assets are restricted solely for the payment of the related loans and are not available to pay our other debts, which could impair our ability to borrow, which in turn could harm our business.

Our operating performance may be adversely affected if we choose not to sell some of the assets that we acquired in the Crown merger.

        As a result of the Crown merger, we acquired six properties that have occupancy rates and sales volume substantially lower than that of the remainder of Crown's properties. We intend to pursue the reposition and potential disposition of these properties. We currently expect to make investments in some of these properties in order to reposition them for potential sale. However, we cannot predict whether we will be able to sell any property for the price or on the terms we set. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. In addition, whether or not we ultimately sell these properties, we may not recover our investment in these properties, which could harm our financial condition and results of operations.

RISKS RELATED TO OUR ORGANIZATION AND STRUCTURE

Some of our officers have interests in properties that we manage and therefore may have conflicts of interest that could adversely affect our business.

        We provide management, leasing and development services for partnerships and other ventures in which some of our officers, including Ronald Rubin, our chairman and chief executive officer, have either direct or indirect ownership interests. In addition, we lease substantial office space from Bellevue Associates, an entity in which some of our officers have an interest. Our officers who have interests in both sides of these transactions face a conflict of interest in deciding to enter into these agreements and in negotiating their terms, which could result in our obtaining terms that are less favorable than we might otherwise obtain, which could adversely affect our business.

Limited partners of PREIT Associates, L.P. may vote on certain fundamental changes we propose, which could inhibit a change in control that might result in a premium to our shareholders.

        Our assets generally are held through PREIT Associates, L.P., a Delaware limited partnership of which we are the sole general partner. We currently hold a majority of the outstanding PREIT Partnership Units. However, PREIT Associates may from time to time issue additional PREIT Partnership Units to third parties in exchange for contributions of property to PREIT Associates. These issuances will dilute our percentage ownership of PREIT Associates. PREIT Partnership Units generally do not carry a right to vote on any matter voted on by our shareholders, although limited partner interests may, under certain circumstances, be redeemed for our shares. However, before the date on which at least half of PREIT Partnership Units issued on September 30, 1997 in connection with our acquisition of The Rubin Organization have been redeemed, the holders of PREIT Partnership Units issued on September 30, 1997 are entitled to vote such units and additional units received or to be received pursuant to the transactions that were the subject of the September 30, 1997 issuance, along with our shareholders as a single class, on any proposal to merge, consolidate or sell substantially all of our assets. Our partnership interest in PREIT Associates is not included for purposes of determining when half of the partnership interests issued on September 30, 1997 have been redeemed, nor are they counted as votes. These existing rights could inhibit a change in control that might otherwise result in a premium to our shareholders. In addition, we cannot assure you that we will not agree to extend comparable rights to other limited partners in PREIT Associates.

Mark E. Pasquerilla may have the ability to exercise influence over us and may delay, defer or prevent us from taking actions that would be beneficial to our shareholders.

        Mark E. Pasquerilla and his affiliates own approximately 7.6% of our outstanding common shares assuming the redemption of their PREIT Partnership Units for our common shares. Mr. Pasquerilla also will become a member of our board of trustees. Accordingly, Mr. Pasquerilla may be able to exercise influence over the outcome of certain matters such as decisions relating to the election of the board of trustees and the determination of our day-to-day corporate and management policies, and possibly over the outcome of any proposed merger or consolidation that we consider. Mr. Pasquerilla's ownership interest in us may discourage third parties from seeking to acquire control of us, which may adversely affect the market price of our common shares. As a condition to the merger, Mr. Pasquerilla and certain of his affiliates entered into a standstill agreement limiting their rights in connection with, among other things, a proposed change in control of us. However, we cannot assure you that Mr. Pasquerilla and his affiliates will abide by the terms of the standstill agreement, and the standstill agreement will not prevent Mr. Pasquerilla from voting his shares or taking other actions with respect to matters not covered by the standstill agreement.

Our organizational documents contain provisions that may discourage a takeover of us and depress our share price.

        Our organizational documents contain provisions that may have an anti-takeover effect and inhibit a change in our management. These provisions include:

  (1)
  There are ownership limits and restrictions on transferability in our trust agreement. In order to protect our status as a REIT, no more than 50% of the value of our outstanding shares (after taking into account options to acquire shares) may be owned, directly or constructively, by five or fewer individuals and the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To assist us in satisfying these tests, subject to some exceptions, our trust agreement prohibits any shareholder from owning more than 9.9% of our outstanding shares of beneficial interest (exclusive of preferred shares) or more than 9.9% of any class or series of preferred shares. The trust agreement also prohibits transfers of shares that would cause a shareholder to exceed the 9.9% limit or cause us to be beneficially owned by fewer than 100 persons. Our board of trustees may exempt a person from the 9.9% ownership limit if they receive a ruling from the Internal Revenue Service or an opinion of counsel or tax accountants that exceeding the 9.9% ownership limit as to that person would not jeopardize our tax status as a REIT. Absent an exemption, this restriction may:

  •
  discourage a tender offer or other transactions or a change in management or control that might involve a premium price for our shares or otherwise be in the best interests of our shareholders; or

  •
  compel a shareholder who had acquired more than 9.9% of our shares to transfer the additional shares to a trust and, as a result, to forfeit the benefits of owning the additional shares.

  (2)
  Our trust agreement permits our board of trustees to issue preferred shares with terms that may discourage a third party from acquiring our company. Our trust agreement permits our board of trustees to create and issue multiple classes and series of preferred shares and classes and series of preferred shares having preferences to the existing shares on any matter, including rights in liquidation or to dividends and option rights, and other securities having conversion or option rights and may authorize the creation and issuance by our subsidiaries and affiliates of securities having conversion and option rights in respect of our shares. Our trust agreement further provides that the terms of such rights or other securities may provide for disparate treatment of certain holders or groups of holders of such rights or other securities. The issuance of such rights or other securities could have the effect of delaying or preventing a change in control over us, even if a change in control were in the shareholders' interest.

  (3)
  Our staggered board of trustees may affect the ability of a shareholder to take control of our company. Our board of trustees has three classes of trustees. The term of office of one class expires each year. Trustees for each class are elected for three year terms upon the expiration of the term of the respective class. The staggered terms for trustees may affect the ability of a shareholder to take control of us, even if a change in control were in the best interests of our shareholders.

        In addition, we have adopted a shareholder rights plan that may discourage a tender offer or other transaction that might involve a premium price for our shares or otherwise be in the best interests of our shareholders.

RISKS RELATED TO THE REAL ESTATE INDUSTRY

Negative perceptions of the retail sector generally may result in a decline in our share price.

        A substantial portion of our portfolio consists of retail shopping centers and we expect to continue to focus on acquiring retail shopping centers in the future. To the extent that the investing public has a negative perception of the retail sector, the value of our shares could be negatively impacted, which could result in our shares trading at a discount below the inherent value of our assets as a whole.

Costs associated with complying with the Americans with Disabilities Act may adversely affect our financial condition and results of operations.

        Our properties are subject to the Americans with Disabilities Act of 1990. Under the Americans with Disabilities Act, all places of public accommodation are required to comply with rules related to access and use by disabled persons. The Americans with Disabilities Act's requirements could require costly modifications to our properties and could result in imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Future legislation also may impose additional requirements that we cannot predict.

Legislative actions, higher insurance costs and potential new accounting pronouncements could increase our operating expenses and impact our financial condition and results of operations.

        In order to comply with the Sarbanes-Oxley Act of 2002 as well as proposed changes to listing standards by the New York Stock Exchange, we have been and continue to be enhancing our internal controls, hiring additional personnel and utilizing additional outside legal, accounting and advisory services. These activities increase our operating expenses. In addition, insurers likely will increase premiums as a result of higher claims rates incurred over the past year, so our premiums for our insurance policies, including our directors' and officers' insurance policies, may increase.

        We cannot predict the impact that proposed accounting pronouncements, such as the proposed accounting treatment that would require merger costs to be expensed in the period in which they are incurred, will have on our financial condition or results of operations.

Possible terrorist activity or other acts of violence or war could adversely affect our financial condition and results of operations.

        Future terrorist attacks in the United States, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of terrorism or war, may result in declining economic activity, which could harm the demand for and the value of our properties and may adversely affect the value of an investment in our securities. A decrease in retail demand could make it difficult for us to renew or re-lease our properties at lease rates equal to or above historical rates. Terrorist activities also could directly impact the value of our properties through damage, destruction or loss, and the availability of insurance for such acts may be lower, or cost more, which could adversely affect our financial condition and results of operations. To the extent that our tenants are impacted by future attacks, their businesses similarly could be adversely affected, including their ability to continue to meet obligations under their existing leases. These acts may erode business and consumer confidence and spending, and may result in increased volatility in national and international financial markets and economies. Any one of these events may decrease demand for real estate, decrease or delay the occupancy of our new or renovated properties, increase our operating expenses due to increased physical security for our properties and limit our access to capital or increase our cost of raising capital.

TAX RISKS

If we fail to qualify as a REIT our shareholders could be adversely affected.

        We believe that we have qualified as a REIT since our inception and intend to continue to qualify as a REIT. However, we cannot assure shareholders that we have been qualified or will remain qualified. To qualify as a REIT, we must comply with certain highly technical and complex requirements under the Internal Revenue Code. We cannot be certain we have complied with such requirements because there are very limited judicial and administrative interpretations of these provisions. Even a technical or inadvertent mistake could jeopardize our REIT status. In addition, facts and circumstances that may be beyond our control may affect our ability to qualify as a REIT. We cannot assure you that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws significantly with respect to our qualification as a REIT or with respect to the federal income tax consequences of qualification.

        If we fail to qualify as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates. Also, unless the Internal Revenue Service granted us relief under statutory provisions, we would remain disqualified from treatment as a REIT for the four taxable years following the year during which we first failed to qualify. The additional tax incurred at regular corporate rates would reduce significantly the cash flow available for distribution to shareholders and for debt service. In addition, we would no longer be required to make any distributions to shareholders.

We may be unable to comply with the strict income distribution requirements applicable to REITs or compliance with such requirements could adversely affect our financial condition.

        To obtain the favorable treatment associated with qualifying as a REIT, we are required each year to distribute to our shareholders at least 90% of our net taxable income. In addition, we are subject to a tax on the undistributed portion of our income at regular corporate rates and may also be subject to a 4% excise tax on this undistributed income. We could be required to seek to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT, even if conditions are not favorable for borrowing, which could adversely affect our financial condition.

Recent change in taxation of corporate dividends may adversely affect the value of our shares.

        President Bush signed the Jobs and Growth Tax Relief Reconciliation Act of 2003 into law on May 28, 2003 (the "Jobs and Growth Tax Act"). The Jobs and Growth Tax Act, among other things, generally reduces to 15% the maximum marginal rate of federal tax payable by individuals on dividends received from a regular C corporation. This reduced tax rate, however, will not apply to dividends paid to individuals by a REIT on its shares except for certain limited amounts. The earnings of a REIT that are distributed to its shareholders generally will remain subject to less federal income taxation than earnings of a non-REIT C corporation that are distributed to its shareholders net of corporate-level income tax. The Jobs and Growth Tax Act, however, could cause individual investors to view shares of regular C corporations as more attractive relative to shares of REITs than was the case prior to the enactment of the legislation because the dividends from regular C corporations generally will be taxed at a lower rate, while dividends from REITs generally will be taxed at the federal income tax rate applicable to ordinary income, up to a maximum marginal rate of 35%. We cannot predict what effect, if any, the enactment of this legislation may have on the value of the stock of REITs in general or on the value of our shares in particular, either in terms of price or relative to other investments.

We could have to pay taxes if Crown did not qualify as a REIT up to the time of the merger.

        If Crown failed to qualify as a REIT at the time of the merger, we would be required to pay corporate income tax on any gain existing at the time of the merger on assets acquired in the transaction if those assets were sold within ten years after the transaction.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of securities for general business purposes, including the development and acquisition of additional properties and other acquisition transactions as suitable opportunities arise, the payment of certain outstanding secured or other indebtedness and improvements to certain properties in our portfolio.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

        Our ratio of combined fixed charges and preference dividends to earnings for the fiscal years ended December 31, 2002, 2001, 2000, 1999 and 1998 and for the nine-month period ended September 30, 2003 were as follows:

Nine months ended September 30, 2003	Year ended December 31, 2002	Year ended December 31, 2001	Year ended December 31, 2000	Year ended December 31, 1999	Year ended December 31, 1998
1.33	1.92	2.07	2.05	2.04	2.93

        The ratios of combined fixed charges and preference dividends to earnings were computed by dividing our earnings by our fixed charges. For this purpose, earnings have been calculated as income before allocation of minority interests and income from investments in unconsolidated joint ventures plus fixed charges, amortization of capitalized interest and distributed income of investments in unconsolidated joint ventures minus capitalized interest. Fixed charges are comprised of (1) interest charges, whether expensed or capitalized and (2) amortization of premiums, discounts and capitalized expenses relating to our indebtedness. Prior to September 30, 2003, we did not have any outstanding preferred shares and consequently did not make any preference dividends during the periods described above.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        The following summary of the material terms of our shares of beneficial interest does not include all of the terms of the shares and should be read together with our trust agreement and by-laws and with applicable Pennsylvania law. In addition, this summary includes a description of our 11.00% Non-Convertible, Senior Preferred Shares, par value $0.01 per share, liquidation preference $50.00 per share (the "11% preferred shares"). Accordingly, you should read the designating amendment to our trust agreement for those preferred shares. Our trust agreement and by-laws and the designating amendment are incorporated by reference into the registration statement of which this prospectus is a part.

Authorized Capital Stock

        Under our trust agreement, we have the authority to issue up to 100,000,000 shares of beneficial interest and up to 25,000,000 preferred shares.

Shares of Beneficial Interest

        Voting, Dividend and Other Rights.    Subject to the provisions of our trust agreement regarding "Excess Shares" (See "—REIT Ownership Limitations and Transfer Restrictions Applicable to Shares of Beneficial Interest and 11% Preferred Shares"), (1) the holders of our shares are entitled to one vote per share on all matters voted on by shareholders, including elections of trustees, and (2) subject to the rights of holders of any preferred shares, including the 11% preferred shares, the holders of our shares are entitled to a pro rata portion of any distributions declared from time to time by our board of trustees from funds available for those distributions, and upon liquidation are entitled to receive pro rata all of the assets available for distribution to those holders. See "—11% Preferred Shares—Dividends and—Liquidation." The majority of shares voting on a matter at a meeting at which at least a majority of the outstanding shares are present in person or by proxy constitutes the act of the shareholders, except with respect to the election of trustees (see below). Our trust agreement permits the holders of securities of our affiliates to vote with our shareholders on specified matters, and our trustees have granted that right to certain holders of currently outstanding PREIT Partnership Units with respect to fundamental changes in us (i.e., mergers, consolidations and sales of substantially all of our assets). See "—Summary of the Operating Partnership Agreement and PREIT Partnership Units—Authorization of PREIT Partnership Units and Voting Rights." Shareholders do not have any pre-emptive rights to purchase our securities.

        Our trust agreement provides that our board of trustees may authorize the issuance of multiple classes and series of shares of beneficial interest and, subject to the rights of the holders of the 11% preferred shares, classes and series of preferred shares having preferences to the existing shares in any matter, including rights in liquidation or to dividends and option rights (including shareholder rights plans), and other securities having conversion or option rights and may authorize the creation and issuance by our subsidiaries and affiliates of securities having conversion and option rights in respect of shares. Accordingly, the rights of holders of existing shares of beneficial interest are subject and junior to preferred rights, including the rights of holders of the 11% preferred shares, as to dividends and in liquidation (and other such matters) and to the extent set forth in any subsequently authorized preferred shares or class of preferred shares.

        Board of Trustees.    Our board of trustees is divided into three classes serving staggered three-year terms. Our trust agreement does not provide for cumulative voting in the election of trustees, and the candidates receiving the highest number of votes are elected to the office of trustee.

        Trustee Nomination Process.    Our trust agreement provides that nominations for election to the office of trustee at any annual or special meeting of shareholders shall be made by the trustees, or by petition in writing delivered to the secretary not fewer than 35 days before the meeting signed by the holders of at least two percent of the shares outstanding on the date of the petition. Nominations not made in accordance with these procedures will not be considered unless the number of persons nominated is fewer than the number of persons to be elected to the office of trustee at the meeting. In this latter event, any person entitled to vote in the election of trustees may make nominations at the meeting for the trustee positions that would not otherwise be filled.

11% Preferred Shares

        In connection with our merger with Crown American Realty Trust, we issued 2,475,000 preferred shares to the former holders of Crown's 11% preferred shares that are identical in all material respects to the former Crown 11% preferred shares. The number of 11.00% preferred shares may be decreased by our board from time to time, though not below the number of 11% preferred shares then outstanding.

        Rank.    With respect to dividend rights and rights upon liquidation, dissolution or winding up, the 11% preferred shares rank senior to all classes or series of our equity securities, except that the 11% preferred shares will rank on a parity with additional preferred shares that we may issue with terms specifically providing that the new preferred shares rank on a parity with the 11% preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up, if the aggregate liquidation preference of the additional preferred shares and the 11% preferred shares together do not exceed $123,750,000.

        Dividends.    Holders of the 11% preferred shares will be entitled to receive, when, as and if declared by our board of trustees, out of funds legally available for the payment of dividends, cumulative, preferential cash dividends in an amount per share equal to $5.50 per annum. Each dividend will be payable to holders of record as they appear on our transfer books on the record date as provided below.

        In addition, holders of the 11% preferred shares may be eligible to receive additional dividends ("Additional Dividends") from time to time if our "Total Debt" (as defined in the designating amendment) exceeds the product of 6.5 times "EBITDA" (as defined in the designating amendment) (the "Leverage Ratio") without the consent of the holders of at least 50% of the 11% preferred shares outstanding at that time. Holders who consent to a waiver of this restriction will be paid a consent fee. If required to be paid, Additional Dividends will be for an amount per share equal to 0.25% of the Preferred Liquidation Preference Amount (as defined below) on an annualized basis for the first quarter with respect to which an Additional Dividend is due. For each quarter after that initial due date that we continue to exceed the permitted Leverage Ratio, the Additional Dividend will increase by an amount per share equal to an additional 0.25% of the Preferred Liquidation Preference Amount on an annualized basis. However, the maximum total dividend on the 11% preferred shares, including any Additional Dividends, will not at any time exceed 13% of the Preferred Liquidation Preference Amount per annum.

        If any 11% preferred shares are outstanding, we will not declare, pay, or set apart for payment dividends on our common shares or any other series ranking, as to dividends, on a parity with or junior to the 11% preferred shares for any period unless we contemporaneously declare and pay, or declare and set apart funds sufficient to pay, full cumulative dividends (including any Additional Dividends) on the 11% preferred shares for all past dividend periods and the then current dividend period. If we do not pay dividends in full or set apart a sum sufficient for full payment on the 11% preferred shares and the shares of any series of preferred shares ranking on a parity as to dividends with the 11% preferred shares, we will declare, pro rata, all dividends on the 11% preferred shares and any series of preferred shares ranking on a parity as to dividends with the 11% preferred shares so that the amount of dividends that we declare per share on the 11% preferred shares and such other series of preferred shares will in all cases bear to each other the same ratio that accrued and unpaid dividends per 11%

preferred share and such other series of preferred shares bear to each other. We will not pay any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on the 11% preferred shares that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless we contemporaneously have declared and paid, or declared and set apart funds sufficient to pay, full cumulative dividends (including any Additional Dividends) on the 11% preferred shares for all past dividend periods and the then current dividend period, we will not declare and pay, or declare and set apart for payment, any dividends on our capital shares ranking junior to or on a parity with the 11% preferred shares as to dividends, other than distributions payable in our common shares or other capital shares ranking junior to the 11% preferred shares as to dividends and upon our liquidation, dissolution or winding up. In that event, we also will not redeem, purchase, or otherwise acquire for any consideration any of our common shares or any other capital shares ranking junior to or on a parity with the 11% preferred shares as to dividends or upon our liquidation, dissolution or winding up, nor will we pay any moneys to or make moneys available for a sinking fund for the redemption of any such shares, except by conversion into or exchange for other of our capital shares ranking junior to the 11% preferred shares as to dividends and upon our liquidation, dissolution and winding up.

        Any dividend that we pay on the 11% preferred shares will first be credited against the earliest accrued but unpaid dividend due with respect to the 11% preferred shares that remains payable.

        Liquidation Rights.    If we are liquidated or dissolved, or if our operations are wound up, the holders of the 11% preferred shares will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference equal to the sum of $50.00 per share plus an amount equal to any accrued and unpaid dividends on the 11% preferred shares—whether or not earned or declared—to the date of payment (the "Preferred Liquidation Preference Amount"), before we distribute any assets to holders of our common shares or any other capital shares that rank junior to the 11% preferred shares as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the 11% preferred shares will have no right or claim to any of our remaining assets.

        If we have made liquidating distributions in full to all holders of the 11% preferred shares, our remaining assets will be distributed among the holders of any other classes or series of capital shares ranking junior to the 11% preferred shares upon our liquidation, dissolution or winding up according to their respective rights and preferences and in each case according to their respective number of shares.

        Our consolidation or merger with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up for purposes of liquidation rights.

        Redemption.    We may not redeem the 11% preferred shares before July 31, 2007, except under certain limited circumstances to preserve our status as a REIT. See "—REIT Ownership Limitations and Transfer Restrictions Applicable to Shares of Beneficial Interest and 11% Preferred Shares." On and after July 31, 2007, we, at our option—to the extent we have legally available funds—and upon not less than 30 nor more than 60 days written notice, may redeem the 11% preferred shares, in whole or in part, at any time or from time to time, during the periods and at the redemption prices shown below plus any accrued and unpaid dividends to the date of redemption:

Redemption Period	Redemption Price Per 11% Preferred Share
July 31, 2007 through July 30, 2009	$52.50
July 31, 2009 through July 30, 2010	$51.50
On or after July 31, 2010	$50.00

        Notwithstanding the foregoing, unless we contemporaneously have declared and paid, or declared and set aside a sum sufficient for the payment of, full cumulative dividends on all outstanding 11% preferred shares for all past dividend periods and the then current dividend period, (1) we will not redeem any 11% preferred shares unless we redeem all outstanding 11% preferred shares simultaneously and (2) we will not purchase or otherwise acquire directly or indirectly through a subsidiary or otherwise, any 11% preferred shares; except that we may purchase or otherwise acquire 11% preferred shares through a purchase or exchange offer made on the same terms to holders of all outstanding 11% preferred shares.

        If we redeem fewer than all of the outstanding 11% preferred shares, then we will determine the number of shares to be redeemed and those shares may be redeemed pro rata from their record holders either in proportion to the number of shares held by those holders—as nearly as may be practicable without creating fractional 11% preferred shares—or under any other equitable method that we determine to use.

        We will retire and restore to the status of authorized and unissued preferred shares, without designation as to series, all 11% preferred shares that we redeem. After doing so, we may reissue them as any series of preferred shares.

        The 11% preferred shares have no stated maturity and will not be subject to any sinking fund.

        Voting Rights.    Holders of the 11% preferred shares do not have any voting rights, except as described below or as otherwise required by law. Subject to the provisions of our trust agreement regarding Excess Shares (see "—REIT Ownership Limitations and Transfer Restrictions Applicable to Shares of Beneficial Interest and 11% Preferred Shares"), in any matter in which the holders of the 11% preferred shares may vote, including any action by written consent, each holder will be entitled to one vote per share. The holders of each share may separately designate a proxy for the vote to which that share is entitled.

        Whenever dividends on any 11% preferred shares have been in arrears for six or more quarterly dividend periods—regardless of whether the periods are consecutive—the holders of 11% preferred shares (voting separately as a class with all other series of preferred shares upon which rights to vote on such matter with the 11% preferred shares have been conferred and are then exercisable) will be entitled to vote for the election of two additional members of our board of trustees. This vote may occur at a special meeting called by the holders of record of at least 10% of the 11% preferred shares and any other preferred shares, if any (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders). In addition, this vote may occur at the next annual meeting of shareholders, and at each annual meeting after that annual meeting. These voting rights expire when we have paid, or declared and set aside a sum sufficient for the payment of, all dividends accumulated on the 11% preferred shares for past dividend periods and the then current dividend period. In this event, the entire board will be increased by two trustees, each of whom will be elected to serve until the earlier of (1) the election and qualification of the trustee's successor or (2) payment of the dividend arrearage for the 11% preferred shares.

        If any trustee elected by the holders of the 11% preferred shares ceases to serve as a trustee before the trustee's term expires, the holders of the 11% preferred shares—and any other series of preferred shares, if any, entitled to vote on such matter, as described above—then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the trustee whose place is vacant.

        While any 11% preferred shares remain outstanding, we will not (1) without the affirmative vote or consent of the holders of all of the 11% preferred shares outstanding at the time (such series voting separately as a class), authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital shares ranking senior to the 11% preferred shares with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (2) without the affirmative vote or consent of the holders of at least two-thirds of the 11% preferred shares outstanding at the time (such series voting separately as a class), amend, alter or repeal the provisions of our trust agreement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the 11% preferred shares or the holders thereof. Any increase in the amount of the authorized preferred shares, or the creation or issuance of any other series of preferred shares, or any increase in the amount of authorized shares of preferred shares or any other series of preferred shares, in each case ranking on a parity with or junior to the 11% preferred shares with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the 11% preferred shares.

        The foregoing voting provisions will not apply if, at or before the time when the act with respect to which such vote would otherwise be required is effected, we have redeemed or called for redemption upon proper notice all outstanding 11% preferred shares and we have deposited in trust funds sufficient to effect the redemption.

Shareholder Rights Plan

        The following summary of the Rights Agreement, dated as of April 30, 1999, as the same may be amended from time to time (the "Rights Agreement"), between us and American Stock Transfer and Trust Company, as rights agent (the "Rights Agent") does not include all of the terms of the Rights Agreement, meaning that you should read this summary together with the Rights Agreement, which is incorporated by reference into the registration statement of which this prospectus is a part.

        The description and terms of the rights issuable under our shareholder rights plan are set forth in the Rights Agreement. Each right entitles its registered holder to purchase from us one share at a price of $70.00 (the "Exercise Price"), subject to certain adjustments.

        The rights, unless earlier redeemed or exchanged by our board of trustees, become exercisable upon the close of business on the day (the "Distribution Date") that is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person"), with certain exceptions set forth below, has acquired beneficial ownership or voting control of 15% or more of our outstanding voting shares, and (ii) the tenth business day (or such later date as may be determined by our board of trustees before any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or public announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the acquisition of beneficial ownership or voting control of 15% or more of our outstanding voting shares (even if no shares actually are acquired as part of that offer). The rights will expire at the close of business on March 31, 2009, unless we redeem or exchange them earlier as described below.

        Unless we redeem or exchange the rights, if a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of record of a right, other than the Acquiring Person (whose rights will become null and void), will have the right to pay the Exercise Price in return for shares having a market value equal to double the Exercise Price. In addition, after a person or group becomes an Acquiring Person, if we were to undergo a change of control, each holder of record of a right, other than the Acquiring Person (whose rights will become null and void), will have the right to pay the Exercise Price in return for shares of the acquiring entity having a market value equal to double the Exercise Price.

        At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and before the Acquiring Person acquires 50% or more of our outstanding voting shares, our board of trustees may exchange the rights (other than rights owned by the Acquiring Person, which will have become null and void), in whole or in part, at an exchange ratio of one share per right (subject to adjustment).

        The rights have anti-takeover effects in that they will cause substantial dilution to a person or group of affiliated or associated persons that attempts to acquire our shares on terms not approved by our board of trustees. The rights should not interfere with any merger or other business combination approved by our board of trustees because we may redeem the rights at $0.001 per right at any time until the close of business on the tenth day (or such later date as described above) after a person or group has obtained beneficial ownership or voting control of 15% or more of our voting shares.

Transfer Agent and Registrar

        The transfer agent and registrar for our shares of beneficial interest and for the 11% preferred shares is American Stock Transfer & Trust Co.

Limited Liability of Shareholders

        Our trust agreement provides that shareholders, to the fullest extent permitted by applicable law, are not liable for any act, omission or liability of a trustee and that the trustees have no power to bind shareholders personally. Nevertheless, there may be liability in some jurisdictions that may decline to recognize a business trust as a valid organization. With respect to all types of claims in any such jurisdiction, and with respect to tort claims, certain contract claims and possible tax claims in jurisdictions where the business trust is treated as a partnership for certain purposes, shareholders may be personally liable for such obligations to the extent that we do not satisfy those claims. We conduct substantially all of our business in jurisdictions other than the Commonwealth of Pennsylvania in entities recognized in the relevant jurisdiction to limit the liability of equity owners. We carry insurance in amounts that we deem adequate to cover foreseeable tort claims.

DESCRIPTION OF PREFERRED SHARES OF BENEFICIAL INTEREST

        Our trust agreement authorizes our board of trustees from time to time to establish and issue, in one or more classes or series, up to 25,000,000 preferred shares. The following description of the preferred shares sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our trust agreement. In addition, any preferred shares that we may offer under any applicable prospectus supplement will be subject to the rights of our 11.00% preferred shares (see "Description of Shares of Beneficial Interest—11% Preferred Shares") to the extent described in that prospectus supplement.

General

        Our board of trustees is empowered by our trust agreement to designate and issue from time to time one or more series of preferred shares without shareholder approval. The board of trustees may determine the relative rights, preferences, privileges, qualifications, limitations and restrictions of each series of preferred shares so issued. Because the board of trustees has the power to establish the rights and preferences of each series of preferred shares, it may afford the holders of any series of preferred shares preferences and rights, voting or otherwise, senior to the rights of holders of shares. The preferred shares will, when issued, be fully paid and nonassessable.

        The prospectus supplement relating to any preferred shares offered thereby will contain specific terms, including:

  •
  The title and stated value of such preferred shares;

  •
  The number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

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  The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

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  The date from which dividends on such preferred shares shall accumulate, if applicable;

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  The procedures for any auction and remarketing, if any, for such preferred shares;

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  The provision for a sinking fund, if any, for such preferred shares;

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  The provision for redemption, if applicable, of such preferred shares;

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  Any listing of such preferred shares on any securities exchange;

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  The terms and conditions, if applicable, upon which such preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

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  Any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

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  A discussion of federal income tax considerations applicable to such preferred shares;

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  The relative ranking and preferences of such preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs;

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  Any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs; and

  •
  Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

Rank

        Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank (i) senior to all classes or series of our common shares, and to all other equity securities ranking junior to such preferred shares; (ii) on a parity with all equity securities we issue with terms that specifically provide that such equity securities rank on a parity with the preferred shares; and (iii) junior to all equity securities we issue with terms that specifically provide that such equity securities rank senior to the preferred shares.

Dividends

        Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by our board of trustees, out of our assets legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. These dividends will be payable to holders of record as they appear on our share transfer books on the record dates fixed by the board of trustees.

        Dividends on any series of preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. If cumulative, dividends will accumulate from and after the date set forth in the applicable prospectus supplement. If the board of trustees fails to declare a dividend on any series of the preferred shares for which dividends are non-cumulative, then the holders of that series will have no right to receive a dividend in respect of the dividend period ending on the applicable dividend payment date. In this case, we will not be obligated to pay the dividend accrued for this period, whether or not dividends on the series are declared payable on any future dividend payment date.

        If any preferred shares of any series are outstanding, we will neither declare nor pay or set apart for payment any dividends on any of our capital shares that rank on a parity with or junior to those preferred shares, unless:

  •
  where preferred shares have a cumulative dividend, we have declared full cumulative dividends and have either paid these dividends or have set apart a sum sufficient for payment for all past dividend periods and the then current dividend period; or

  •
  where preferred shares do not have a cumulative dividend, we have declared full dividends for the then current dividend period and have either paid or set aside a sum sufficient for the payment thereof.

        Except in the same two cases noted above, we also will not redeem, purchase or otherwise acquire any of our capital shares that rank on a parity with or junior to our preferred shares for cash, nor will we pay or make available any sinking fund for the redemption of any such shares. We may, however, convert or exchange these shares for other capital shares that rank junior to the preferred shares both as to dividends and upon liquidation.

        When we do not pay or set aside a sum sufficient for the payment of full dividends on our preferred shares and on any other series of preferred shares ranking on a parity as to dividends, all dividends that we declare on these preferred shares will be declared pro rata so that the amount of dividends declared per share is proportionate to the accrued dividends per share on the respective series of preferred shares. We will not pay interest, or money in lieu of interest, in respect of any dividend payment or payments on preferred shares that may be in arrears.

Redemption

        If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of such preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, we will not redeem less than all of our then outstanding preferred shares unless:

  •
  where preferred shares have a cumulative dividend, we have declared full cumulative dividends and have either paid these dividends or have set apart a sum sufficient for payment for all past dividend periods and the then current dividend period; or

  •
  where the preferred shares do not have a cumulative dividend, we have declared full dividends for the then current dividend period and have either paid or set aside a sum sufficient for the payment thereof.

The foregoing, however, will not prevent us from purchasing or acquiring preferred shares to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series.

        If fewer than all of the outstanding preferred shares of any series are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by us.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of our capital shares ranking junior to the preferred shares in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each series of preferred shares shall be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend). Unless otherwise set forth in the applicable prospectus supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all shares of other classes or series of our capital shares ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Voting Rights

        Holders of preferred shares will have the voting rights set forth in the applicable prospectus supplement.

Conversion Rights

        The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of our preferred shares, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of preferred shares and the listing on the New York Stock Exchange of the common shares into which the preferred shares are convertible.

Limited Liability of Shareholders

        As discussed above under "Description of Shares of Beneficial Interest—Limited Liability of Shareholders," our trust agreement provides that shareholders, to the fullest extent permitted by applicable law, are not liable for any act, omission or liability of a trustee and that our trustees have no general power to bind shareholders personally. Notwithstanding the foregoing, there may be liability in some jurisdictions that may decline to recognize a business trust as a valid organization. With respect to all types of claims in such jurisdictions, and with respect to tort claims, certain contract claims and possible tax claims in jurisdictions where the business trust is treated as a partnership for certain purposes, shareholders may be personally liable for such obligations to the extent that we do not satisfy such claims. We conduct substantially all of our business in jurisdictions other than the Commonwealth of Pennsylvania in entities recognized in the relevant jurisdiction to limit the liability of equity owners. We carry insurance in amounts which the trustees deem adequate to cover foreseeable tort claims.

Restrictions on Ownership

        As discussed below under "Summary of the Trust Agreement—REIT Ownership Limitations and Transfer Restrictions Applicable to Shares of Beneficial Interest and 11% Preferred Shares" for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares, including any preferred shares, may be owned, directly or by attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person our outstanding equity securities, including any preferred shares. Therefore, the terms of each series of preferred shares may contain provisions restricting the ownership and transfer of preferred shares.

Registrar and Transfer Agent

        The Registrar and Transfer Agent for the preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities which we may issue from time to time. The particular terms relating to each debt security will be set forth in a prospectus supplement.

        The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt. The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act of 1939.

        We have summarized below the material provisions of the indentures. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of indentures, which are filed as exhibits to the registration statement. You should read the indentures for provisions that may be important to you.

Terms Applicable to All Debt Securities

        No Limit on Debt Amounts.    The indentures do not limit the amount of debt which can be issued under the indentures. These amounts are set from time to time by our board of trustees.

        Prospectus Supplements.    The applicable prospectus supplement will summarize the specific terms for the debt securities and the related offering including, with respect to each series of debt securities, some or all of the following:

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  title and form of the securities;

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  offering price;

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  any limit on the amount that may be issued;

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  maturity date(s);

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  interest rate or the method of computing the interest rate;

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  dates on which interest will accrue, or how the dates will be determined, the interest payment dates and any related record dates;

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  the place or places where debt securities may be surrendered for registration of transfer or for exchange, where notices and demands to or upon us in respect of the debt securities and the indentures may be served and where notices to holders will be published;

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  terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

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  date(s), if any, on which, and the price(s) at which we are obligated to redeem, or at the holder's option to purchase, in whole or in part, the debt securities and related terms and provisions;

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  details of any required sinking fund payments;

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  the currency or currencies in which the debt securities will be denominated or payable, if other than U.S. dollars;

  •
  any index, formula or other method by which payments on the debt securities will be determined, and any special voting or defeasance provisions in connection with a determination,

    if the amount of payments are to be determined with reference to an index, formula or other method;

  •
  the persons to whom payments of interest will be made;

  •
  any provisions granting special rights to holders when a specified event occurs;

  •
  any changes to or additional events of default or covenants;

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  any special tax implications of the debt securities; including under what circumstances, if any, and with what procedures and documentation we will pay additional amounts on the debt securities held by a non-U.S. person in respect of taxes, assessments or similar charges withheld or deducted and, if so, the terms related to any option we will have to redeem those debt securities rather than pay those additional amounts;

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  whether or not the debt securities will be issued in global form and who the depository will be;

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  any restrictions on the registration, transfer or exchange of the debt securities;

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  terms, if any, on which a series of debt securities may be convertible into or exchangeable for our shares, preferred shares or other debt securities, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option;

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  if the debt securities are convertible or exchangeable, the events or circumstances which will result in adjustments to the conversion or exchange price and the formulae for determining the adjusted price;

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  whether the debt securities are secured or unsecured, and if secured, the amount and form of the security and related terms;

  •
  subordination terms of any senior subordinated debt securities and subordinated debt securities; and

  •
  any other terms that are not inconsistent with the indenture applicable to a series of debt securities, including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by us) in connection with the marketing of that series of debt securities.

        Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, like the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

        A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a substantial discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

        Covenants.    We will agree in the indentures to:

  •
  pay the principal, interest and any premium on the debt securities when due;

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  maintain an office or agency in New York City, where debt securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon us in respect of the debt securities and the relevant indenture(s) may be served;

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  prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the trustee under the relevant indenture, the SEC, and/or registered holders of debt securities, as the case may be;

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  deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers' certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture;

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  file with the trustee under the relevant indenture and the SEC, in accordance with, and as may be required by, the rules and regulations prescribed from time to time by the SEC, the additional information, documents and reports with respect to compliance by us with the conditions and covenants provided for in the relevant indenture;

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  unless our board of trustees determines that it is no longer desirable in the conduct of our business and our significant subsidiaries, taken as a whole, and that there will be no adverse impact in any material respect to the holders of debt securities, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect:

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  our existence as a business trust, and the corporate, partnership or other existence of each of our significant subsidiaries, in accordance with their respective organizational documents;

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  the rights, licenses and franchises of us and certain of our subsidiaries; and

  •
  not at any time seek application of any applicable stay, extension or usury law that may affect the covenants or the performance under the indentures.

        Consolidation, Merger and Sale of Assets.    We will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

  •
  we are the surviving entity;

  •
  the successor or surviving entity assumes all of our obligations under the debt securities and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures; and

  •
  immediately after we consolidate or merge, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing.

        Upon any consolidation, merger or transfer, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture and the debt securities, but we will not be relieved of the obligation to pay the principal of and interest on the debt securities, except in the case of a sale of all of our assets that meets the requirements stated in the immediately preceding paragraph.

        Satisfaction and Discharge.    Upon our request, the relevant indenture will no longer be effective with respect to any series for almost all purposes if either:

  •
  all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

  •
  the only securities which are still outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds which are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit and that deposit will not result in a breach of any other instrument by which we are bound, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

        Legal Defeasance and Covenant Defeasance.    Under each indenture, we may elect with respect to a series of debt securities at our option and subject to the satisfaction of the conditions described below, either:

  •
  to be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of the applicable series and to have satisfied all of our other obligations under the debt securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

  •
  to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

        We can exercise legal or covenant defeasance if we put in place the following arrangements:

  •
  we must irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

  •
  cash in United States dollars;

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  non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

  •
  a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of the debt securities on the day on which the payments are due;

  •
  we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

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  no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws which apply to the deposit by us); and

  •
  we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

        After satisfying the conditions for legal defeasance, the applicable debt securities will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities will have to rely solely on the deposits we make to the trust for repayment on the debt securities.

        After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

        The applicable prospectus supplement may further describe additional provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

        Information Concerning the Trustee.    The prospectus supplement with respect to particular debt securities will describe any relationship that we may have with the trustee for the debt securities offered. We may also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with the trustee, or its affiliates, in the ordinary course of business.

        Form, Exchange, Transfer.    Unless otherwise specified in the prospectus supplement, debt securities will be issued in registered form without coupons. They may also be issued in global form with accompanying book-entry procedures as outlined below.

        A holder of debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferable at the corporate trust office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, like the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

        Global Securities.    The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or with a nominee for a depositary identified in the prospectus supplement.

        The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement.

        Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security ("participants") or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected, only through records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

  •
  be entitled to have the debt securities represented by such registered global security registered in their names;

  •
  receive or be entitled to receive physical delivery of such debt securities in definitive forms; and

  •
  be considered the owners or holders of the debt securities.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action which a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

        Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name."

        We may at any time determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

        If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series may also be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement.

Particular Terms of the Senior Debt Securities

        Ranking of Senior Debt Securities.    The senior debt securities will constitute part of our senior debt and rank equally with all our other senior and unsecured debt. The senior debt securities will be senior to our senior subordinated debt and subordinated debt.

        Events of Default.    The following are events of default under a series of senior debt securities:

  •
  we fail to pay the principal, any premium, if any, or any sinking fund payment, on any senior debt securities of that series when due;

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  we fail to pay interest on any senior debt securities of that series within 30 days following the due date;

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  we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of all series affected by that failure, treating all those series as a single class; and

  •
  certain events of bankruptcy or insolvency occur, whether voluntary or not.

        The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities does not necessarily constitute an event of default with respect to any other series of senior debt securities.

        If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

        If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

        The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

        The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

  •
  the direction cannot conflict with any law or regulation or the indenture;

  •
  the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction; and

  •
  the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

        A holder may pursue a remedy directly under the indenture or the series of senior debt securities, but before doing so, the following must occur:

  •
  the holder must give to the trustee written notice that an event of default has occurred and is continuing;

  •
  the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

  •
  the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

  •
  during the 60 day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

        However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

        The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the senior debt securities of such series waive any past defaults, except:

  •
  a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, senior debt securities of the series; and

  •
  a continuing default in respect of a covenant or provision of the indenture which cannot be amended or modified without the consent of each holder of senior debt securities affected.

        We will periodically file statements with the trustees regarding our compliance with covenants in the senior indenture.

        Modifications and Amendments.    Except as provided below, or more fully specified in the senior indenture, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. However, some amendments or waivers require the consent of each holder of any senior debt security affected. Without the consent of each holder, an amendment or waiver may not:

  •
  reduce the principal amount of the senior debt securities of any series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior debt securities of any series or alter the provisions with respect to the redemption of the senior debt securities;

  •
  reduce the rate, or change the time for payment, of interest, including default interest, on any senior debt security of any series;

  •
  waive a default or event of default in the payment of principal of, or interest or premium on, the senior debt securities of any series, except a rescission of acceleration of the senior debt securities by the holders of a majority in aggregate principal amount of the senior debt securities of any series and a waiver of the payment default that resulted from that acceleration;

  •
  make any senior debt security of any series payable in currency other than that stated in the senior debt securities of that series;

  •
  make any change in the provisions of the senior indenture relating to waivers of past defaults or the rights of the holders of senior debt securities to receive payments of principal of or interest or premium on the senior debt securities;

  •
  waive a redemption payment with respect to any senior debt security;

  •
  make any change in the right of any holders of senior debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

  •
  make any change in the above amendment and waiver provisions.

        We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without the consent of any holder:

  •
  to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the indenture;

  •
  to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior debt securities;

  •
  to add events of default;

  •
  to provide for the issuance of senior debt securities in coupon form and to provide for exchangeability of those senior debt securities under the indenture in fully registered form;

  •
  to provide for the issuance of and to establish the form, terms and conditions of senior debt securities of any series;

  •
  to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior debt securities of any series are not adversely affected in any material respect under that indenture; or

  •
  to make any change that does not adversely affect the rights of any holder.

Particular Terms of the Senior Subordinated Debt Securities

        Ranking of Senior Subordinated Debt Securities.    The senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture. All series of the senior subordinated debt securities will rank equally with each other.

        Subordination.    Unless the prospectus supplement indicates otherwise, the following provisions will apply to the senior subordinated debt securities. Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt. For this purpose, "senior debt" generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

  •
  any liability for federal, state, local or other taxes;

  •
  any indebtedness to any of our subsidiaries or other affiliates;

  •
  any trade payables;

  •
  any indebtedness that we may incur in violation of the senior subordinated indenture; or

  •
  obligations under any subordinated debt securities.

        If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or any premium or interest on, the senior subordinated debt securities.

        We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, premium, if any, interest or other obligations, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from us, a holder of designated senior debt or other person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the maturity of the senior debt is actually accelerated.

        The term "designated senior debt" means our obligations under any particular senior debt if the amount of that senior debt is at least the amount specified in the applicable prospectus supplement and the debt instrument expressly provides that the senior debt will be designated senior debt with respect to the senior subordinated debt securities.

        We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

        If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.

        The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.

        The subordination provisions may not be amended in a manner adverse to the holders of the senior subordinated debt securities without the consent of the holders of at least 75% of the aggregate principal amount of senior subordinated debt securities then outstanding affected by the amendment, voting as a single class.

        Events of Default.    The following are events of default under a series of senior subordinated debt securities:

  •
  we fail to pay the principal, any premium, if any, or any sinking fund payment, on any senior subordinated debt securities of that series when due;

  •
  we fail to pay interest on any senior subordinated debt securities of that series within 30 days following the due date;

  •
  we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior subordinated indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities of all series affected by that failure, treating all those series as a single class; and

  •
  certain events of bankruptcy or insolvency occur, whether voluntary or not.

        The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities does not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.

        If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

        If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest (subject to applicable subordination provisions in the senior subordinated indenture) of all the senior subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

        The senior subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

        The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

  •
  the direction cannot conflict with any law or regulation or the indenture;

  •
  the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction; and

  •
  the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.

        A holder may pursue a remedy directly under the senior subordinated indenture or the series of senior subordinated debt securities, but before doing so, the following must occur:

  •
  the holder must give to the trustee written notice that an event of default has occurred and is continuing;

  •
  the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

  •
  the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

  •
  during the 60 day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

        However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.

        The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the senior subordinated debt securities of such series waive any past defaults, except:

  •
  a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, senior subordinated debt securities of the series; and

  •
  a continuing default in respect of a covenant or provision of the indenture which cannot be amended or modified without the consent of each holder of senior subordinated debt securities affected.

        We will periodically file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.

        Modifications and Amendments.    Except as provided below, or more fully specified in the senior subordinated indenture, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. However, some amendments or waivers require the consent of each holder of any senior subordinated debt security affected. Without the consent of each holder, an amendment or waiver may not:

  •
  reduce the principal amount of the senior subordinated debt securities of any series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior subordinated debt securities of any series or alter the provisions with respect to the redemption of the senior subordinated debt securities;

  •
  reduce the rate, or change the time for payment, of interest, including default interest, on any senior subordinated debt security of any series;

  •
  waive a default or event of default in the payment of principal of, or interest or premium on, the senior subordinated debt securities of any series, except a rescission of acceleration of the senior subordinated debt securities by the holders of a majority in aggregate principal amount of the senior subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

  •
  make any senior subordinated debt security of any series payable in currency other than that stated in the senior subordinated debt securities of that series;

  •
  make any change in the provisions of the senior subordinated indenture relating to waivers of past defaults or the rights of the holders of senior subordinated debt securities to receive payments of principal of or interest or premium on the senior subordinated debt securities;

  •
  waive a redemption payment with respect to any senior subordinated debt security;

  •
  make any change in the right of any holders of senior subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior subordinated debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed, without regard to acceleration or default, in that security or to bring suit for the enforcement of any payment on or after the due date; or

  •
  make any change in the above amendment and waiver provisions.

        We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities issued thereunder without the consent of any holder:

  •
  to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the senior subordinated indenture;

  •
  to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior subordinated debt securities;

  •
  to add events of default;

  •
  to provide for the issuance of senior subordinated debt securities in coupon form and to provide for exchangeability of those senior subordinated debt securities under the indenture in fully registered form;

  •
  to provide for the issuance of and to establish the form, terms and conditions of senior subordinated debt securities of any series;

  •
  to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior subordinated debt securities of any series are not adversely affected in any material respect under that indenture; or

  •
  to make any change that does not adversely affect the rights of any holder.

Particular Terms of the Subordinated Debt Securities

        Ranking of Subordinated Debt Securities.    The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the prospectus supplement.

        Subordination.    Unless the prospectus supplement indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, with the following exceptions:

  •
  "Senior debt" will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above; and

  •
  Different series of subordinated debt securities may rank senior to other series. In that case, our obligations under the higher-ranking series of subordinated debt will be "senior debt" in relation to the lower-ranking series.

        Events of Default.    The following are events of default under a series of subordinated debt securities:

  •
  we fail to pay the principal, any premium, if any, or any sinking fund payment, on any subordinated debt securities of that series when due;

  •
  we fail to pay interest on any subordinated debt securities of that series within 30 days following the due date;

  •
  we fail to observe or perform any other covenant, representation, warranty or other agreement in the subordinated indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series and all other series that rank equal with that series and with respect to which that default has occurred, treating all those series as a single class; and

  •
  certain events of bankruptcy or insolvency occur, whether voluntary or not.

        The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities does not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

        If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

        If an event of default with respect to any series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of that series and all other series that rank equal with that series and with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

        The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

        The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

  •
  the direction cannot conflict with any law or regulation or the subordinated indenture;

  •
  the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction; and

  •
  the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

        A holder may pursue a remedy directly under the indenture or the series of subordinated debt securities, but before doing so, the following must occur:

  •
  the holder must give to the trustee written notice that an event of default has occurred and is continuing;

  •
  the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those securities as a single class, must make a written request to the trustee to pursue the remedy;

  •
  the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

  •
  during the 60 day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those securities as a single class, do not give the trustee a direction inconsistent with the written request.

        However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

        The holders of a majority in principal amount of the subordinated debt securities then outstanding of all affected series that rank equal with each other, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the subordinated debt securities of such series waive any past defaults, except:

  •
  a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, subordinated debt securities of the series; and

  •
  a continuing default in respect of a covenant or provision of the indenture which cannot be amended or modified without the consent of each holder of each debt securities affected.

        We will periodically file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

        Modifications and Amendments.    Except as provided below, or more fully specified in the subordinated indenture, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of each series of debt securities affected by the amendment or supplement, that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture. However, some amendments or waivers require the consent of each holder of any subordinated debt security affected. Without the consent of each holder, an amendment or waiver may not:

  •
  reduce the principal amount of the subordinated debt securities of any series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation if any, of any subordinated debt securities of any series or alter the provisions with respect to the redemption of the subordinated debt securities;

  •
  reduce the rate, or change the time for payment, of interest, including default interest, on any subordinated debt security of any series;

  •
  waive a default or event of default in the payment of principal of, or interest or premium on, the subordinated debt securities of any series, except a rescission of acceleration of the subordinated debt securities by the holders of a majority in aggregate principal amount of the subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

  •
  make any subordinated debt security of any series payable in currency other than that stated in the debt securities of that series;

  •
  make any change in the provisions of the subordinated indenture relating to waivers of past defaults or the rights of the holders of subordinated debt securities to receive payments of principal of or interest or premium on the subordinated debt securities;

  •
  waive a redemption payment with respect to any subordinated debt security;

  •
  make any change in the right of any holders of subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a subordinated debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

  •
  make any change in the above amendment and waiver provisions.

        We and the trustee under the subordinated indenture may amend or supplement the indenture or the debt securities issued thereunder without the consent of any holder:

  •
  to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the subordinated indenture;

  •
  to add other covenants, restrictions or conditions for the protection of the holders of all or any series of subordinated debt securities;

  •
  to add events of default;

  •
  to provide for the issuance of subordinated debt securities in coupon form and to provide for exchangeability of those subordinated debt securities under the indenture in fully registered form;

  •
  to provide for the issuance of and to establish the form, terms and conditions of subordinated debt securities of any series;

  •
  to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture; or

  •
  to make any change that does not adversely affect the rights of any holder.

        For the purpose of amending or supplementing our subordinated indenture, or waving a default under or compliance with the provisions of the subordinated indenture, debt securities that are convertible into equity securities and debt securities that are not so convertible shall not be treated as part of the same class notwithstanding that such debt securities may otherwise rank equal with each other.

DESCRIPTION OF WARRANTS

        The following description describes the general terms and provisions of the warrants to which any prospectus supplement may relate. The prospectus supplement relating to the warrants will describe the particular terms of the warrants and the extent, if any, to which these general provisions may apply to the warrants offered.

        We may issue warrants to purchase shares, preferred shares, senior debt securities, senior subordinated debt securities, subordinated debt securities or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of the warrants.

        The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities issuable upon exercise of the warrants;

  •
  the price or prices at which the securities underlying the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant security;

  •
  if applicable, the date on and after which the warrants and other securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of certain United States federal income tax considerations;

  •
  the procedures and conditions relating to the exercise of the warrants; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

        We may issue units consisting of shares, preferred shares, debt securities, warrants or any combination of those securities. The applicable prospectus supplement will describe the terms of any units including the following:

  •
  the terms of the units and each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

  •
  the terms of any unit agreement governing the units;

  •
  if applicable, a discussion of certain United Stated federal income tax considerations; and

  •
  the provisions for the payment, settlement, transfer or exchange of the units.

SUMMARY OF THE TRUST AGREEMENT

        The following summary of our trust agreement is qualified in its entirety by reference to the trust agreement.

Trustees

        Our trustees are divided into three classes, with each member of a class elected for a term of three years and until his successor is duly elected and qualified. The trust agreement provides that there will be not fewer than five nor more than 15 trustees. The trustees are not required to furnish a bond. Trustees may resign at any time, but no resignation is effective until a successor is elected if its effect would be to reduce the number of trustees below five. The trustees may fill vacancies that shall have occurred as a result of an increase in the number of trustees or by reason of the death, resignation or incapacity of any of the trustees. A trustee chosen by the other trustees to fill a vacancy that has occurred as a result of an increase in the number of trustees will serve until the next annual or special meeting of shareholders and until his successor is elected and qualified. A trustee chosen by other trustees to fill a vacancy created by reason of the death, resignation or incapacity of a trustee will hold office for the full remaining term of the former trustee and until his successor is elected and qualified. The trust agreement does not provide for cumulative voting in the election of trustees, and the candidates receiving the highest number of votes are elected to the office of trustee. The shareholders may also elect trustees to fill a vacancy that the other trustees have not filled. Two-thirds of the serving trustees have the right at any time to remove any of their number, including a trustee elected by the shareholders, for any cause deemed by them to be sufficient. Any trustee may be removed for cause by the holders of a majority of the outstanding shares then outstanding and entitled to vote. A vacancy created by the removal of a trustee by the other trustees may be filled only by the shareholders at their next annual meeting or a special meeting called for that purpose unless there are fewer than five trustees, in which case the remaining trustees are required to elect a sufficient number of persons so that at least five will be serving. Regular meetings of the shareholders are held annually, and special meetings of the shareholders may be called upon proper notice.

        The concurrence of a majority of the trustees present at any meeting where there is a quorum, or the written consent of a majority of the trustees then serving, is necessary for the validity of any action taken. In no event may action be taken without the concurrence, at a meeting or by consent in writing, of at least four trustees. A majority of the trustees, provided that the majority consists of at least four trustees, constitutes a quorum.

        The trustees may hold legal title to our properties on our behalf or designate persons to so hold on our behalf. The trustees have complete control of the conduct of our business, including investments, sales, leasing, issuance of additional shares, borrowing and distributions to shareholders without the necessity of securing shareholder approval.

Indemnification

        Our trust agreement, as amended, provides that:

  •
  no trustee shall be personally liable to any person or entity for any of our acts, omissions or obligations;

  •
  no trustee shall be personally liable for monetary damages for any action, or any failure to act, except to the extent a Pennsylvania business corporation's director would remain liable under the provisions of 15 Pa. CS Section 1713; and

  •
  no officer who performs his duties in good faith, in a manner reasonably believed to be in our best interests and with the care, skill and diligence a person of ordinary prudence would use will be liable by reason of having been an officer.

        Our trust agreement provides also that every trustee and officer is entitled as of right to be indemnified by us against reasonable expense (including attorney's fees) and any liability, loss, judgment, excise tax, fine, penalties, and settlements they pay or incur in connection with an actual (whether pending or completed) or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in our right or otherwise, in which he or she may be involved, as a party or otherwise, by reason of being or having been a trustee or officer or because the person is or was serving in any capacity at our request as a trustee, director, officer, employee, agent, partner, fiduciary or other representative of another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other entity provided, however, that:

  •
  no right of indemnification will exist with respect to an action brought by a trustee or officer against us; and

  •
  no indemnification will be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by the final judgment of a court of competent jurisdiction to have constituted willful misconduct or recklessness.

        The right to indemnification is contractual in nature and includes the right to be paid in advance the expenses incurred in connection with any proceedings; provided, however, that advance payments must be made in accordance with applicable law and must be accompanied by an undertaking by or on behalf of the applicable trustee or officer to repay all amounts so advanced if it is determined ultimately that the applicable trustee or officer is not entitled to indemnification under the trust agreement.

Transactions with Trustees

        The trustees may deal with us by rendering services for reasonable compensation, buying property from or selling property to us or otherwise. No trustee shall have any liability for such transactions approved by a majority of the other trustees, except for his or her bad faith or gross negligence, and any such trustee may be counted in determining the existence of a quorum at any meeting of the board of trustees that authorizes any such transaction and may vote at the meeting to authorize any such transaction.

Term

        Our term is perpetual. Our existence does not terminate automatically if we fail to maintain our qualification as a real estate investment trust for tax purposes.

Fundamental Transactions; Amendments

        Any merger to which we are a party (other than a merger of any entity with and into us in which we owned at least 80% of the voting power immediately prior to the merger and other than a merger that does not affect the aggregate ownership interests of our shareholders in the surviving entity) and any sale or transfer of all or substantially all of our assets (other than to an entity directly or indirectly controlled by us) must be approved by the affirmative vote of a majority of the votes cast by the holders of all shares entitled to vote thereon (other than the holders of shares of a class or series of shares, if any, entitled to vote thereon exclusively as a separate class or series) and by a majority of the votes cast by the holders of any class or series, if any, entitled to vote thereon separately as a class or series.

        Amendments to the trust agreement can be made by the consent of two-thirds of the trustees, but not fewer than four. However: (i) no amendment to increase the liability of shareholders shall be effective without the consent of the holders of two-thirds of each class or series of shares outstanding; (ii) no amendment may require additional contributions from or assessments against shareholders; and (iii) no amendment (A) increasing our authorized capitalization, or (B) having the reasonably foreseeable effect of impeding or preventing a "Control Transaction" shall be effective unless approved by a majority of the votes cast by all shareholders entitled to vote thereon (other than the holders of any class or series, if any, entitled to vote thereon exclusively as a separate class or series) and a majority of the votes cast by the holders of any class or series, if any, entitled to vote thereon separately as a class or series. As used in the trust agreement, the term "Control Transaction" means the acquisition by any person or group of our shares having at least 20% of the votes that all shareholders are entitled to cast in the election of trustees.

REIT Ownership Limitations and Transfer Restrictions Applicable to Shares of Beneficial Interest and 11% Preferred Shares

        Among the requirements for qualification as a REIT under the Internal Revenue Code are (1) not more than 50% in value of our outstanding shares, including our shares of beneficial interest and the 11% preferred shares (after taking into account options to acquire shares), may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year, (2) our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, and (3) certain percentages of our gross income must be from particular activities. In order to continue to qualify as a REIT under the Internal Revenue Code, our trustees have adopted, and our shareholders have approved, provisions of our trust agreement that restrict the ownership and transfer of shares (the "Ownership Limit Provisions").

        The Ownership Limit Provisions provide that no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.9% of any separate class of our shares. For this purpose, our shares of beneficial interest and the 11% preferred shares are treated as separate classes. Our trustees may exempt a person from the Ownership Limit Provisions after obtaining a ruling from the Internal Revenue Service or an opinion of counsel or our tax accountants to the effect that such ownership will not jeopardize our status as a REIT.

        Issuance or transfers of shares in violation of the Ownership Limit Provisions, or that would cause us to be beneficially owned by fewer than 100 persons, are void ab initio and the intended transferee acquires no rights to the shares.

        If a purported transfer or other event occurs that would, if effective, result in the ownership of shares in violation of the Ownership Limit Provisions, our trust agreement provides that such transfer or other event with respect to that number of shares that would be owned by the transferee in excess of the Ownership Limit Provisions, automatically are exchanged for an equal number of Excess Shares

(as defined in our trust agreement), in the manner described below, to the extent necessary to ensure that the purported transfer or other event does not result in the ownership of shares in violation of the Ownership Limit Provisions. Any purported transferee or other purported holder of Excess Shares is required to give us written notice of a purported transfer or other event that would result in the issuance of Excess Shares.

        Excess Shares are not treasury shares but rather continue as issued and outstanding shares of beneficial interest. While outstanding, Excess Shares will be held in trust. We will serve as the trustee of that trust. The purported holder of the Excess Shares will be entitled to designate the beneficiary of the Trust. A holder of Excess Shares is not entitled to any dividends or distributions. If, after the purported transfer or other event resulting in an exchange of shares of beneficial interest for Excess Shares, and before our discovery of that exchange, we pay any dividends or distributions on the shares that were exchanged for Excess Shares, then the holder of the Excess Shares will be required to repay those dividends or distributions to us upon demand. Holders of Excess Shares will participate ratably (based on the total number of shares and Excess Shares) if we undergo any liquidation, dissolution or winding up. Except as required by law, holders of Excess Shares are not entitled to vote such shares on any matter. While Excess Shares are held in trust, any interest in that trust may be transferred by the trustee only to a person whose ownership of shares will not violate the Ownership Limit Provisions, at which time the Excess Shares automatically will be exchanged for the same number of shares of the same type and class as the shares for which the Excess Shares were originally exchanged. Before any transfer of any interest in the Excess Shares held in trust, the purported transferee or other purported holder, as the case may be, must give us advance notice of the intended transfer and we must waive in writing our purchase rights, described below. Our trust agreement contains provisions designed to ensure that the purported transferee or other purported holder of Excess Shares does not receive in return for such a transfer an amount that reflects any appreciation in the shares for which Excess Shares were exchanged during the period that such Excess Shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be paid to us. If the foregoing restrictions are determined to be invalid by any court of competent jurisdiction then the intended transferee or holder of any Excess Shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring the Excess Shares and to hold the Excess Shares on our behalf.

        Our trust agreement further provides that a purported transfer of Excess Shares shall be deemed to be offered for sale to us at the lesser of (1) the price paid for the shares by the purported transferee or, in the case of a gift, devise or other transaction, the market price for such shares at the time of such gift, devise or other transaction or (2) the market price for the shares on the date we or our designee exercise our or its option to purchase the Excess Shares. We may purchase such Excess Shares during a 90-day period, beginning on the date of the violative transfer if the original transferee-shareholder gives notice to us of the transfer or, if no notice is given, the date our board of trustees determines that a violative transfer or other event resulting in an exchange of shares for the Excess Shares has occurred.

        Each shareholder, upon demand, is required to disclose to us in writing such information with respect to the direct, indirect, and constructive ownership of shares as our board of trustees deems necessary to comply with the provisions of our trust agreement or the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency. Certificates representing shares of any class or series issued after September 29, 1997 will bear a legend referring to the restrictions described above.

Certain Provisions Affecting a Change in Control

        In addition to our shareholder rights plan, the following provisions of our trust agreement may deter a potential acquiror from acquiring our shares:

        Ownership Limits and Restrictions on Transferability. In order to protect our status as a REIT, no more than 50% of the value of our outstanding shares (after taking into account options to acquire shares) may be owned, directly or constructively, by five or fewer individuals and the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To assist us in satisfying these tests, subject to some exceptions, our trust agreement prohibits any shareholder from owning more than 9.9% of our outstanding shares of beneficial interest (exclusive of preferred shares) or more than 9.9% of any class or series of preferred shares. Our trust agreement also prohibits transfers of shares that would cause a shareholder to exceed the 9.9% limit or cause us to be beneficially owned by fewer than 100 persons. Our board of trustees may exempt a person from the 9.9% ownership limit if our board receives a ruling from the Internal Revenue Service or an opinion of counsel or tax accountants that exceeding the 9.9% ownership limit as to that person would not jeopardize our status as a REIT. Absent an exemption, this restriction may discourage a tender offer or other transaction or change in management or control that might involve a premium price for our shares or otherwise be in the best interests of our shareholders.

        Staggered Board.    Our board of trustees has three classes of trustees. The term of office of one class expires each year. Trustees for each class are elected for three year terms upon the expiration of the term of the respective class. The staggered terms for trustees may affect a shareholder's ability to take control of us, even if a change in control were in the best interests of our shareholders.

        Multiple Classes and Series of Shares of Beneficial Interest. Our trust agreement permits our board of trustees to create and issue multiple classes and series of preferred shares and classes and series of preferred shares having preferences to the existing shares on any matter, including rights in liquidation or to dividends and option rights (including shareholder rights plans), and other securities having conversion or option rights and may authorize the creation and issuance by our subsidiaries and affiliates of securities having conversion and option rights in respect of our shares. Our trust agreement further provides that the terms of such rights or other securities may provide for disparate treatment of certain holders or groups of holders of such rights or other securities. Our issuance of such rights or preferred shares could delay or prevent someone from acquiring control of us, even if a change in control were in the best interests of our shareholders.

Applicable Law

        The trust agreement provides that it shall be construed in accordance with Pennsylvania law.

SUMMARY OF THE OPERATING PARTNERSHIP AGREEMENT

        The following summary of the First Amended and Restated Agreement of Limited Partnership of PREIT Associates, L.P., as amended (the "Operating Partnership Agreement"), and PREIT Partnership Units does not include all of the terms of the Operating Partnership Agreement or the PREIT Partnership Units, so you should read the summary together with the Operating Partnership Agreement, which is incorporated by reference into the registration statement of which this prospectus is a part.

General

        We are the sole general partner of PREIT Associates. When PREIT Associates initially was organized on September 30, 1997, we contributed to PREIT Associates, or to entities wholly owned by

PREIT Associates, the real estate interests that we owned, directly or indirectly, or the economic benefits of those real estate interests, in exchange for a general partnership interest in PREIT Associates and a number of Class A PREIT Partnership Units that equaled, in the aggregate, the number of our shares of beneficial interest issued and outstanding on September 30, 1997. In addition, as part of our merger with Crown, PREIT Associates issued to us a number of 11% Senior Preferred PREIT Partnership Units, representing another class of PREIT Partnership Units, equal to the number of 11% preferred shares that we issued in the merger. The number of 11% PREIT Partnership Units issued will at any time always equal the number of 11% preferred shares outstanding at that time.

Management

        Under the Operating Partnership Agreement, we, as the sole general partner of PREIT Associates, have the authority, to the exclusion of the limited partners, to make all management decisions on behalf of PREIT Associates. In addition, we, as general partner, may cause PREIT Associates to create and issue additional classes of limited or preferred partner interests with terms different from the limited partner and general partner interests currently outstanding. We have agreed in the Operating Partnership Agreement to conduct substantially all of our business activities through PREIT Associates unless a majority in interest of the PREIT Partnership Units (exclusive of PREIT Partnership Units that we own) consent to the conduct of business activities outside PREIT Associates.

Authorization of PREIT Partnership Units and Voting Rights

        The Operating Partnership Agreement authorizes the issuance of an unlimited number of PREIT Partnership Units in one or more classes. Holders of PREIT Partnership Units are entitled to distributions from PREIT Associates as and when made by us as the general partner. Because we are required to make distributions on the Class A PREIT Partnership Units that we hold directly or indirectly at the times and in the amounts required to allow us to make distributions to our shareholders necessary to preserve our status as a REIT for federal income tax purposes, we anticipate that the other holders of PREIT Partnership Units will receive those distributions at the approximate time, and in the same amounts, as we declare and pay dividends to our shareholders.

        Holders of PREIT Partnership Units generally have no right to vote on any matter voted on by holders of our shares except that, before the date on which at least half of the PREIT Partnership Units issued on September 30, 1997 in connection with the organization of PREIT Associates have been redeemed, the holders of PREIT Partnership Units issued and outstanding on September 30, 1997 are entitled to vote those PREIT Partnership Units and additional PREIT Partnership Units that they may have received and may receive in the future in transactions that were the subject of the September 30, 1997 issuance, along with our shareholders as a single class, on any proposal to merge, consolidate, or sell substantially all of our assets. Our PREIT Partnership Units are not included for purposes of determining when half of the PREIT Partnership Units issued and outstanding on September 30, 1997 have been redeemed, nor are they counted as votes. If the holders of our shares vote on such a transaction, and holders of PREIT Partnership Units are entitled to vote on the transaction, then each covered PREIT Partnership Unit will be entitled to one vote for each share issuable by us upon the redemption of such PREIT Partnership Unit and the necessary vote to effect such action shall be the sum of an absolute majority of the outstanding PREIT Partnership Units entitled to vote on such matter and the applicable vote of the holders of our outstanding shares. The required aggregate vote may be met by any combination of holders of PREIT Partnership Units or shares.

        The Operating Partnership Agreement also provides that we may not engage in a fundamental transaction (e.g., a merger) unless, by the terms of the fundamental transaction, the PREIT Partnership Units are treated in the same manner as that number of shares for which they are exchangeable upon notice of redemption are treated. Holders of PREIT Partnership Units also have the right to vote on certain amendments to the Operating Partnership Agreement. In addition, so long as any 11% PREIT Partnership Units remain outstanding, PREIT Associates will not (1) without the affirmative vote or consent of the holders of all of the 11% PREIT Partnership Units outstanding at the time, authorize, create, or issue, or increase the authorized or issued amount of, any class or series of capital shares ranking senior to the 11% PREIT Partnership Units with respect to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (2) without the affirmative vote or consent of the holders of at least two-thirds of the 11% PREIT Partnership Units outstanding at the time (such series voting separately as a class), amend, alter or repeal the provisions of the Operating Partnership Agreement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the 11% PREIT Partnership Units or of the holders of the 11% PREIT Partnership Units. Any increase in the amount of the authorized preferred units, or the creation or issuance of any other series of preferred units, or any increase in the amount of authorized shares of preferred units or any other series of preferred units, in each case ranking on a parity with or junior to the 11% PREIT Partnership Units with respect to payment of dividends or the distribution of assets upon PREIT Associates' liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges, or voting powers of the 11% PREIT Partnership Units.

Redemption Rights

        Class A and Class B PREIT Partnership Units are redeemable by PREIT Associates at the election of a limited partner holding the units, at such time, and for such consideration, as provided in the Operating Partnership Agreement. In general, and subject to certain exceptions and limitations, holders of Class A PREIT Partnership Units (other than us and our subsidiaries) may, beginning one year following the respective issue dates, give one or more notices of redemption with respect to all or any part of the Class A PREIT Partnership Units so received and then held by such party. Class B PREIT Partnership Units are redeemable at the option of the holder at any time after issuance. The 11% PREIT Partnership Units will be redeemable in the same amounts and during the same time periods as the 11% preferred shares. See "—11% Preferred Shares—Redemption."

        If a notice of redemption is given, we may elect to acquire the PREIT Partnership Units tendered for redemption for our own account, either in exchange for the issuance of a like number of shares (subject to adjustments for stock splits, recapitalizations, and like events) or a cash payment equal to the average closing price of the shares over the ten consecutive trading days immediately before we receive, in our capacity as general partner of PREIT Associates, the notice of redemption. If we decline to exercise such right, then on the tenth day following tender for redemption, PREIT Associates will pay a cash amount equal to the number of Class A or Class B PREIT Partnership Units so tendered multiplied by such average closing price. PREIT Associates is required to distribute to us such additional amounts as we may need at any time to pay the redemption price of the 11% preferred shares, and that payment also will be treated as payment of the redemption price of the same number of 11% PREIT Partnership Units, which also are redeemed.

Ranking; Liquidation

        The 11% PREIT Partnership Units will, with respect to distribution rights and rights upon liquidation, rank senior to the other PREIT Partnership Units. Upon liquidation of PREIT Associates, each holder of an 11% PREIT Partnership Unit will be entitled to receive a liquidation preference equal to $50.00 per unit, plus any accrued and unpaid dividends on the 11% PREIT Partnership Unit before payment or distribution of any amounts to holders of other PREIT Partnership Units.

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the federal income tax considerations that may be material to an owner of shares of PREIT. The following discussion, which is not exhaustive of all possible tax considerations, does not give a detailed discussion of any state, local or foreign tax considerations; nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders who are subject to special treatment under the federal income tax laws (including, but not limited to, (1) insurance companies, (2) tax-exempt entities, (3) financial institutions, (4) broker-dealers, (5) foreign corporations, (6) persons who are not citizens or residents of the United States, (7) trusts, estates, regulated investment companies, other REITs, or S corporations, (8) persons subject to the alternative minimum tax, (9) persons holding their shares as part of a hedge, straddle, conversion or other risk-reduction or constructive sale transaction, (10) persons holding the shares through a partnership or similar pass-through entity, (11) persons with a "functional currency" other than the U.S. dollar, (12) U.S. expatriates and (13) persons who do not hold the shares as a capital asset). United States federal income tax considerations relevant to purchasers of any preferred shares, debt securities, warrants or units that we may offer will be described in the applicable prospectus supplement.

        THIS DISCUSSION IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, TAX ADVICE. YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE OWNERSHIP OF SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of PREIT

        General.    If PREIT qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on net income that it currently distributes to shareholders but PREIT's shareholders will generally be taxed at ordinary income rates on dividends that they receive other than dividends designated by PREIT as capital gain dividends or qualified dividend income. This differs from non-REIT C corporations, which generally are subject to federal corporate income taxes but whose individual stockholders are currently taxed on dividends they receive at capital gains rates. In general, income earned by a REIT and distributed to its shareholders will be subject to less federal income taxation than if such income were earned by a non-REIT C corporation, subjected to corporate income tax, and then distributed to shareholders and subjected to tax at capital gain rates.

        While PREIT is generally not subject to corporate income taxes on income that PREIT distributes currently to shareholders, PREIT will be subject to federal tax as follows:

          1.     PREIT will be taxed at regular corporate rates on any "REIT taxable income." REIT taxable income is the taxable income of a REIT subject to specified adjustments, including a deduction for dividends paid.

          2.     Under some circumstances, PREIT may be subject to the "alternative minimum tax" due to PREIT's undistributed items of tax preference and alternative minimum tax adjustments, if any.

          3.     If PREIT has net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, PREIT will be subject to tax at the highest corporate rate on this income.

          4.     PREIT's net income from "prohibited transactions" will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

          5.     If PREIT fails to satisfy either the 75% or the 95% gross income test discussed below, but nonetheless maintains, its qualification as a REIT because other requirements are met, PREIT will be subject to a tax equal to the gross income attributable to the greater of (1) the amount by which 75% of PREIT's gross income exceeds the amount qualifying under the 75% test for the taxable year or (2) the amount by which 90% of PREIT's gross income exceeds the amount of PREIT's income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction reflecting the ratio of PREIT's net income to its gross income.

          6.     PREIT generally will be subject to a 4% excise tax on any shortfall to the extent PREIT fails to distribute during each calendar year (or pay income taxes on) at least the sum of:

    •
    85% of PREIT's ordinary income for the year;

    •
    95% of PREIT's capital gain net income for the year; and

    •
    any undistributed taxable income from prior taxable years.

          7.     PREIT will be subject to a 100% penalty tax on amounts received by PREIT (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements among PREIT, its tenants and/or a taxable REIT subsidiary of PREIT, as further described below, are not comparable to similar arrangements among unrelated parties.

          8.     If PREIT acquires any assets from a taxable C corporation in a carry-over basis transaction (as would be the case, for example, if it were determined that Crown American Realty Trust failed to qualify as a REIT up to the time of its merger with and into PREIT), PREIT could be liable for specified tax liabilities inherited from that C corporation with respect to that corporation's "built-in gain" in its assets. Built-in gain is the amount by which an asset's fair market value exceeds its adjusted tax basis at the time PREIT acquired the asset. Applicable Treasury regulations, however, allow PREIT to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a C corporation unless and until PREIT disposes of that built-in gain asset during the 10-year period following its acquisition, at which time PREIT would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

        If PREIT is subject to taxation on its REIT taxable income or is subject to tax due to the sale of a built-in gain asset that was acquired in a carry-over basis transaction from a C corporation, some of the dividends PREIT pays to its shareholders may be subject to tax at the reduced capital gains rates, rather than ordinary income rates.

        In addition, notwithstanding PREIT's status as a REIT, PREIT may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, each of PREIT's taxable REIT subsidiaries (as further described below) is subject to federal corporate income tax on its net income.

        Requirements for REIT Qualification.    The Internal Revenue Code generally defines a REIT as a corporation, trust or association (1) that is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares of stock, or by transferable certificates of beneficial interest; (3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code; (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding shares of which are owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of each taxable year; (7) that makes an election to be a REIT for the current taxable year or previously has made such an election which has not been terminated or revoked; and (8) that meets certain other tests, described below, regarding the nature of its income and assets. The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. PREIT's trust agreement contains certain restrictions regarding the transfers of its shares and provides certain disclosure requirements for 1% or greater shareholders that are intended to assist PREIT in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that PREIT will be able to satisfy these share ownership requirements. If PREIT fails to satisfy these ownership requirements, PREIT will fail to qualify as a REIT.

        In addition, PREIT must satisfy all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to maintain REIT status, use a calendar year for federal income tax purposes, and comply with the record keeping requirements of the Internal Revenue Code and regulations promulgated thereunder. To qualify as a REIT, PREIT cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year.

        A REIT is permitted to have wholly owned subsidiaries. Such a subsidiary will constitute a "qualified REIT subsidiary" unless the REIT elects to have it treated instead as a "taxable REIT subsidiary." A qualified REIT subsidiary is not treated as a separate entity for federal income tax purposes. Rather, all of the assets, liabilities and items of income, deductions and credit of a qualified REIT subsidiary are treated as if they were those of the REIT. A qualified REIT subsidiary is not subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

        A REIT is also generally permitted to own any percentage of the stock of a "taxable REIT subsidiary," provided that the aggregate value of the REIT's interests in taxable REIT subsidiaries does not exceed 20% of the value of the REIT's gross assets and the aggregate value of the REIT's interests in its taxable REIT subsidiaries and the securities of other issuers does not exceed 25% of the value of the REIT's gross assets. Provided that certain limitations on operating activities are satisfied, an entity that is taxable as a corporation and is wholly or partially owned by a REIT will qualify as a "taxable REIT subsidiary" if both the REIT and the subsidiary so elect. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. If a REIT receives dividends from a taxable REIT subsidiary, then dividends from the REIT to its shareholders, to the extent attributable to the taxable REIT subsidiary dividends, generally will be eligible to be subject to tax at reduced capital gains rates, rather than taxed at ordinary income rates.

        A REIT is deemed to own its proportionate share of the assets of a partnership in which it is a partner and is deemed to receive its proportionate share of the income of the partnership. Thus, PREIT's proportionate share of the assets, liabilities and items of income of PREIT Associates, L.P. and each of the real estate partnerships or other pass-through entities in which PREIT Associates holds an interest (the "Title Holding Partnerships") will be treated as assets, liabilities and items of income of PREIT for purposes of applying the requirements described herein, provided that PREIT Associates and the Title Holding Partnerships are treated as partnerships for federal income tax purposes.

        Income Tests.    To maintain its qualification as a REIT, a REIT must satisfy two gross income requirements each year. First, at least 75% of a REIT's gross income each year (other than gross income from prohibited transactions) must be derived directly or indirectly from investments in real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of a

REIT's gross income each year (other than gross income from prohibited transactions) must be derived from the same items that qualify under the 75% income test, and/or from dividends, interest and gain from the sale or disposition of stock or securities.

        Rents will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

        PREIT does not anticipate receiving rents that fail to meet these conditions in amounts that, together with other types of nonqualifying income earned by PREIT, would cause PREIT to fail to satisfy the gross income tests.

        In addition, for rents to qualify as "rents from real property," PREIT generally must not furnish or render more than a de minimis amount of services to tenants, other than through an "independent contractor" from whom PREIT derives no revenue or a taxable REIT subsidiary. The "independent contractor" requirement, however, does not apply to the extent the services provided by PREIT are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." If the impermissible tenant service income (which is the greater of the amount actually received from an impermissible service to tenants or 150% of the cost of such service) that PREIT receives with respect to a property exceeds 1% of PREIT's total income from that property, then all of the income from that property will fail to qualify as rents from real property. Although PREIT-RUBIN, which, together with PREIT Services, LLC, comprise PREIT's commercial property development and management business, renders services with respect to rental properties of PREIT Associates and the Title Holding Partnerships, and PREIT-RUBIN does not constitute an "independent contractor" for this purpose, PREIT believes that the services being provided by PREIT-RUBIN with respect to these properties in past years have been usual or customary and should not otherwise be considered "rendered to the occupant." Moreover, for years beginning after December 31, 2000, PREIT and PREIT- RUBIN have elected for PREIT-RUBIN to be treated as a taxable REIT subsidiary. PREIT believes that the aggregate amount of any nonqualifying income in any taxable year earned by PREIT Associates and the Title Holding Partnerships has not caused, and will not cause, PREIT to exceed the limits on nonqualifying income under the 75% and 95% gross income tests.

        PREIT Associates owns all of the outstanding shares of PREIT-RUBIN. As a taxable REIT subsidiary, PREIT-RUBIN is taxable as a regular corporation. PREIT-RUBIN performs management, development and leasing services for PREIT Associates and other real estate owned in whole or in part by third parties. The third-party income earned by and taxed to PREIT-RUBIN would be nonqualifying income if earned directly by PREIT. As a result of the corporate structure, all third-party and other services income will be earned by and taxed to PREIT-RUBIN at applicable federal and state corporate income tax rates and will be received by PREIT only indirectly as dividends, after reduction by these taxes. Any such dividends will be qualifying income under the 95% test but will not be qualifying income for purposes of the 75% test.

        If PREIT fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it is entitled to relief under the Internal Revenue Code. It is not possible, however, to state whether in all circumstances PREIT would be entitled to the benefit of these relief provisions. Even if these relief provisions were to apply, however, a tax would be imposed with respect to the "excess net income" attributable to the failure to satisfy the 75% and 95% gross income tests.

        Asset Tests.    PREIT, at the close of each quarter of its taxable year, must satisfy several tests relating to the nature of its assets: (1) at least 75% of the value of PREIT's total assets must be represented by "real estate assets," cash, cash items and government securities; (2) not more than 25% of PREIT's total assets may be represented by securities other than those in the 75% asset class; (3) of the investments included in the 25% asset class (other than shares of a taxable REIT subsidiary or a qualified REIT subsidiary), the value of any one issuer's securities owned by PREIT may not exceed 5% of the value of PREIT's total assets, and PREIT may not own more than 10% of the vote or value of any one issuer's outstanding securities; and (4) not more than 20% of PREIT's total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        Securities, for purposes of the asset tests, may include debt PREIT holds from other issuers. However, debt PREIT holds in an issuer will not be taken into account for purposes of the 10% value test if the debt securities meet the "straight debt" safe harbor and (1) the issuer is an individual, (2) the only securities of the issuer that PREIT holds are straight debt or (3) if the issuer is a partnership, PREIT holds at least a 20 percent profits interest in the partnership. Debt will meet the "straight debt" safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on profits, the borrower's discretion or similar factors.

        PREIT believes that it has complied, and anticipates that it will continue to comply, with these asset tests. PREIT is deemed to hold directly its proportionate share of all real estate and other assets of PREIT Associates and all assets deemed owned by PREIT Associates through its ownership of partnership interests in other partnerships. As a result, PREIT believes that more than 75% of its assets are real estate assets. In addition, PREIT does not plan to hold any securities other than securities in a qualified REIT subsidiary or taxable REIT subsidiary of PREIT representing more than 10% of the vote or value of any one issuer's common stock, or securities of any one issuer the value of which exceeds 5% of the value of PREIT's gross assets. Further, PREIT does not plan to hold securities of taxable REIT subsidiaries that, in the aggregate, exceed 20% of the total value of PREIT's assets. As previously discussed, PREIT is deemed to own its proportionate share of the assets of a partnership in which it is a partner so that the partnership interest, itself, is not a security for purposes of this asset test.

        After initially meeting the asset tests at the close of any quarter, PREIT will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. PREIT intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take any other action within 30 days after the close of any quarter as may be required to cure any noncompliance. No assurance can be given, however, that this other action will always be successful.

        Annual Distribution Requirements.    To qualify as a REIT, PREIT generally must distribute to its shareholders each year at least 90% of its REIT taxable income (computed without the dividends paid deduction and excluding net capital gains) and 90% of PREIT's net income after tax, if any, from foreclosure property, minus the sum of certain items of noncash income. Distributions must generally be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if PREIT declares a dividend in October, November, or December of any year with a record date in one of these months and pays the dividend on or before January 31 of the following year, PREIT will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before PREIT timely files its tax return for the year and if made before the first regular dividend payment made after such declaration. To the extent that PREIT does not distribute all of its net capital gain or distributes at least 90%, but less than 100% of its REIT taxable income, as adjusted, PREIT will be subject to tax on the undistributed amounts at regular corporate tax rates.

        In addition, PREIT may be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was paid if PREIT fails to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of PREIT's REIT ordinary income for such year, (2) 95% of PREIT's REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods.

        PREIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, PREIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by PREIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

        PREIT believes that it has made, and expects to continue to make, timely distributions sufficient to satisfy the annual 90% distribution requirement. It is possible, however, that PREIT, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement and to avoid all corporate-level taxes. In that event, PREIT may arrange for short-term, or possibly long-term, borrowing (by itself or by PREIT Associates) to meet the 90% distribution requirement and avoid the corporate-level taxes.

        Under some circumstances, PREIT may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to shareholders in a later year, which may be included in PREIT's deduction for dividends paid for the earlier year. Thus, PREIT may be able to avoid being taxed on amounts distributed as deficiency dividends. However, PREIT will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

        Failure to Qualify.    If PREIT fails to qualify for taxation as a REIT in any taxable year, PREIT will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. If PREIT fails to qualify as a REIT, it will not be required to make any distributions to its shareholders and any distributions that are made will not be deductible by PREIT. As a result, PREIT's failure to qualify as a REIT would significantly reduce both the cash available for distributions by PREIT to its shareholders and its earnings. In addition, if PREIT fails to qualify as a REIT, all distributions to shareholders, to the extent of PREIT's current and accumulated earnings and profits, will be taxable as regular corporate dividends, which means that shareholders taxed as individuals currently would be taxed on those dividends at capital gains rates and corporate shareholders generally would be entitled to a dividends received deduction with respect to such dividends. Unless entitled to relief under specific statutory provisions, PREIT also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances PREIT would be entitled to this statutory relief.

        Limitations Applicable to Taxable REIT Subsidiaries.    Certain provisions of the Internal Revenue Code are designed to curtail a REIT's ability to minimize the taxable income of any taxable REIT subsidiary, such as PREIT-RUBIN. A 100% tax will apply to any excessive interest expense or other deductions paid by a taxable REIT subsidiary to the REIT and to any amounts by which the taxable REIT subsidiary undercharges tenants of the REIT. Also, there are limitations on the deductibility of interest by highly leveraged taxable REIT subsidiaries.

Income Taxation of PREIT Associates, the Title Holding Partnerships and their Partners

        The following discussion summarizes certain federal income tax considerations applicable to PREIT's investment in PREIT Associates and the Title Holding Partnerships:

        Classification of PREIT Associates and Title Holding Partnerships as Partnerships.    PREIT will be entitled to include in its income its distributive share of the income and to deduct its distributive share of the losses of PREIT Associates (including PREIT Associates' share of the income or losses of the Title Holding Partnerships) only if PREIT Associates and the Title Holding Partnerships (collectively, the "Partnerships") are classified for federal income tax purposes as partnerships rather than as associations taxable as corporations. The Partnerships have not elected, and do not intend to elect, to be taxable for federal income tax purposes as corporations. Accordingly, under applicable "check-the-box" regulations, they should be classified as partnerships for federal income tax purposes.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, the allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder as to substantial economic effect and other requirements.

        If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to the item. PREIT Associates' allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

        Tax Allocations With Respect to Contributed Properties.    The properties contributed directly or indirectly to PREIT Associates have generally been appreciated as of the time of contribution, and it is likely that properties contributed in the future will also be appreciated. Under Section 704(c) of the Internal Revenue Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner so that the contributor is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution. The partnership agreements of the Partnerships require allocations of income, gain, loss and deduction attributable to the contributed property to be made in a manner that is consistent with Section 704(c) of the Internal Revenue Code. If the Partnerships sell contributed property at a gain or loss, the gain or loss will be allocated to the contributing partner(s) generally to the extent of the precontribution unrealized gain or loss.

        Depreciation.    The Partnerships' assets other than cash consist largely of appreciated property contributed by its partners. Assets contributed to a partnership in a tax-free transaction carry over their depreciation schedules. Accordingly, PREIT Associates' depreciation deductions for its real property are based largely on the historic depreciation schedules for the properties. The properties are being depreciated over a range of 15 to 40 years using various methods of depreciation which were determined at the time that each item of depreciable property was placed in service. Any real property purchased by the Partnerships will be depreciated over at least 39 years, except that residential buildings will be depreciated over 27.5 years, and land is nondepreciable. In certain instances where a partnership interest rather than real estate is contributed to the Partnership, the real estate may not carry over its depreciation schedule but rather may, similarly, be subject to the lengthier depreciation period.

        Section 704(c) of the Internal Revenue Code requires that depreciation as well as gain and loss be allocated in a manner so as to take into account the variation between the fair market value and tax basis of the property contributed. Depreciation with respect to any property purchased by PREIT Associates subsequent to the admission of its partners, however, will be allocated among the partners in accordance with their respective percentage interests in the Partnerships.

        Sale of Partnership Property.    Generally, any gain realized by a partnership on the sale of property held by the partnership for more than one year will be long-term capital gain, except for any portion of the gain that is treated as depreciation or cost recovery recapture. However, under the REIT requirements, PREIT's share as a partner of any gain realized by the Partnerships on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. The prohibited transaction income could also have an adverse effect upon PREIT's ability to satisfy the income tests for REIT status. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. A safe harbor to avoid classification as a prohibited transaction exists as to real estate assets held for the production of rental income by a REIT for at least four years where in any taxable year the REIT has made no more than seven sales of property or, in the alternative, the aggregate of the adjusted bases of all properties sold does not exceed 10% of the adjusted bases of all of the REIT's properties during the year and the expenditures includable in a property's net sales price. The Partnerships intend to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating and leasing properties and to make occasional sales of the properties as are consistent with PREIT's and PREIT Associates' investment objectives. No assurance can be given, however, that no property sale by the Partnerships will constitute a sale of inventory or other property held primarily for sale to customers.

Taxation of Shareholders

        Taxation of Taxable Domestic Shareholders.    As long as PREIT qualifies as a REIT, distributions made to PREIT's taxable domestic shareholders (or "U.S. shareholders") out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be taken into account by them as ordinary income (at graduated federal income tax rates up to 35%). In determining the extent to which a distribution constitutes a dividend for tax purposes, PREIT's earnings and profits will be allocated first to distributions with respect to its preferred shares and then to its common shares. Corporate shareholders will not be eligible for the dividends-received deduction as to such amounts. Dividends paid by a REIT will generally not constitute qualified dividends that are taxed at the recently reduced federal capital gain tax rates (up to only 15%) that are generally applicable to dividend income earned by individuals from non-REIT C corporations, except to the extent the REIT dividends are attributable to dividend income earned by the REIT or are attributable to other REIT income on which certain income taxes have been paid by the REIT. PREIT does not anticipate that any substantial amount of its dividends will constitute qualified dividends.

        Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that the distributions do not exceed the adjusted basis of the shareholder's shares. Rather, such distributions will reduce the adjusted basis of such shares. To the extent that distributions exceed the adjusted basis of a U.S. shareholder's shares, the distributions will be taxable as capital gains, assuming the shares are a capital asset in the hands of the U.S. shareholder.

        Distributions will generally be taxable, if at all, in the year of the distribution. However, if PREIT declares a dividend in October, November, or December of any year with a record date in one of these months and pays the dividend on or before January 31 of the following year, PREIT will be treated as having paid the dividend, and the shareholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

        PREIT may elect to designate distributions of its net capital gain as "capital gain dividends." Capital gain dividends are taxed to PREIT's U.S. shareholders as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the shareholders have held their shares. If PREIT designates any portion of a dividend as a capital gain dividend, the amount that will be taxable to the shareholder as capital gain will be detailed to U.S. shareholders on Internal Revenue Service Form 1099-DIV. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

        Instead of paying capital gain dividends, PREIT may elect to require shareholders to include PREIT's undistributed net capital gains in their income. If PREIT makes such an election, U.S. shareholders (1) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (2) will be deemed to have paid their proportionate share of the tax paid by PREIT on such undistributed capital gains and thereby receive a credit or refund for such amount. A U.S. shareholder of PREIT's shares will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. PREIT's earnings and profits will be adjusted appropriately.

        PREIT must classify portions of its designated capital gain dividend into the following categories:

  1.
  a 15% gain distribution, which will be taxable to non-corporate U.S. shareholders at a maximum rate of 15%; or

  2.
  an unrecaptured Section 1250 gain distribution, which will be taxable to non-corporate U.S. shareholders at a maximum rate of 25%.

In addition, a 20% gain distribution, which would be taxable to non-corporate U.S. shareholders of PREIT's shares at a maximum rate of 20%, rather than 15%, may be applicable for capital gain dividends attributable to PREIT's capital gains for periods prior to May 6, 2003.

        Distributions made by PREIT and gain arising from the sale or exchange by a U.S. shareholder of PREIT's shares will not be treated as passive activity income, and as a result, U.S. shareholders of PREIT's shares generally will not be able to apply any "passive losses" against this income or gain. In addition, taxable distributions from PREIT generally will be treated as investment income for purposes of the investment interest limitations. A U.S. shareholder of PREIT's shares may elect to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable gain or income will be taxed at ordinary income tax rates. U.S. shareholders of PREIT's shares may not include in their individual income tax returns any of PREIT's net operating losses or capital losses. PREIT's operating or capital losses would be carried over by PREIT for potential offset against future income, subject to applicable limitations. PREIT will notify shareholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain. In general, a domestic shareholder will realize capital gain or loss on the disposition of shares equal to the difference between (1) the amount of cash and the fair market value of any property received on the disposition and (2) the shareholder's adjusted basis of the shares. The gain or loss generally will constitute long-term capital gain or loss if the shareholder has held the shares for more than one year. For an individual shareholder, a long-term capital gain will generally be taxable at a maximum rate of 15%.

        Loss upon a sale or exchange of shares by a shareholder who has held the shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from PREIT required to be treated by the shareholder as long-term capital gain (including both 15%- and 25%-rate gain).

        Taxation of Tax-Exempt Shareholders.    PREIT does not expect that distributions by PREIT to a shareholder that is a tax-exempt entity will constitute "unrelated business taxable income" ("UBTI"), provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Internal Revenue Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. However, for a tax-exempt shareholder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust, or qualified group legal services plan exempt from federal income taxation under Internal Revenue Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in PREIT's shares will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax exempt shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" are treated as UBTI as to any trust which is described in Section 401(a) of the Internal Revenue Code, is tax-exempt under Section 501(a) of the Internal Revenue Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as "pension trusts."

        A REIT is a "pension held REIT" if it meets the following two tests:

  1.
  it would not have qualified as a REIT but for Section 856(h)(3) of the Internal Revenue Code, which provides that shares owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

  2.
  either (a) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (b) a group of pension trusts, each individually holding more than 10% of the value of the REIT's shares, collectively owns more than 50% of the value of the REIT's shares.

The percentage of any REIT dividend from a "pension held REIT" that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI.

        Based on the current estimated ownership of PREIT's common and preferred shares and as a result of certain limitations on transfer and ownership of common and preferred shares contained in PREIT's trust agreement, PREIT does not expect to be classified as a "pension held REIT."

        Taxation of Non-U.S. Shareholders.    The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex, and no attempt will be made herein to provide more than a limited summary of these rules. Prospective Non-U.S. Shareholders should consult with their own tax advisor to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements. In particular, Non-U.S.

Shareholders who are engaged in a trade or business in the United States, and Non-U.S. Shareholders who are individuals and who were present in the United States for 183 days or more during the tax year and have a "tax home" in the United States, may be subject to tax rules different from those described below.

        Distributions that are not attributable to gain from sales or exchanges by PREIT of U.S. real property interests and not designated by PREIT as capital gain dividends or qualified dividend income will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of PREIT. These distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax or the dividends are treated as effectively connected with the conduct by the Non-U.S. Shareholder of a U.S. trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. shareholders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate Non-U.S. Shareholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. PREIT expects to withhold U.S. income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be) capital gain dividends, made to a Non-U.S. Shareholder unless:

  •
  a lower treaty rate applies and the Non-U.S. Shareholder furnishes an Internal Revenue Service Form W-8BEN to PREIT evidencing eligibility for that reduced rate; or

  •
  the Non-U.S. Shareholder furnishes an Internal Revenue Service Form W-8ECI to PREIT claiming that the distribution is effectively connected income.

        Distributions in excess of current and accumulated earnings and profits of PREIT will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of the shares. To the extent that these distributions exceed the adjusted basis of a Non-U.S. Shareholder's shares, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of shares as described below (in which case they also may be subject to a 30% branch profits tax if the shareholder is a foreign corporation). If it cannot be determined at the time a distribution is made whether or not the distribution will be in excess of current or accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Shareholder may seek a refund of the amounts from the Internal Revenue Service if it is subsequently determined that the distribution was, in fact, in excess of current or accumulated earnings and profits of PREIT.

        PREIT may be required to withhold at least 10% of any distribution in excess of its current and accumulated earnings and profits, even if a lower treaty rate applies or the Non-U.S. Shareholder is not liable for tax on the receipt of that distribution. However, a Non-U.S. Shareholder may seek a refund of these amounts from the Internal Revenue Service if the Non-U.S. Shareholder's U.S. tax liability with respect to the distribution is less than the amount withheld.

        PREIT generally will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to Non-U.S. Shareholders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of PREIT's net capital gain for the taxable year of the distribution. The amount withheld is creditable against the Non-U.S. Shareholder's United States federal income tax liability.

        Although the law is not entirely clear on the matter, it appears that amounts of undistributed capital gain that are designated by PREIT as deemed distributions (as discussed under "Taxation of Taxable Domestic Shareholders" above) would be treated with respect to Non-U.S. Shareholders in the manner outlined in the preceding paragraph for actual distributions by PREIT of capital gain dividends. Under that approach, the Non-U.S. Shareholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom their proportionate share of the tax paid by PREIT on the undistributed capital gains (and to receive from the Internal Revenue Service a refund to the extent their proportionate share of the tax paid by PREIT were to exceed their actual United States federal income tax liability).

        Under the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by PREIT of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the Non-U.S. Shareholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. Shareholders will be taxed on this gain at the same rates applicable to U.S. shareholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a Non-U.S. Shareholder that is a corporation.

        Gain recognized by a Non-U.S. Shareholder upon a sale or exchange of PREIT's shares generally will not be subject to United States taxation unless:

  •
  the investment in PREIT's shares is effectively connected with a U.S. trade or business (or, in the case of a Non-U.S. Shareholder that is an eligible resident of a foreign country that has an applicable tax treaty with the U.S., a U.S. permanent establishment of the Non-U.S. Shareholder), in which case the Non-U.S. Shareholder will be subject to the same treatment as a domestic shareholder with respect to any gain or loss;

  •
  the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's net capital gains for the taxable year; or

  •
  PREIT's shares constitute a U.S. real property interests within the meaning of FIRPTA, as described below.

        PREIT's shares will constitute U.S. real property interests within the meaning of FIRPTA unless PREIT is a "domestically controlled REIT," defined generally as a REIT for which at all times during a defined testing period less than 50% in value of its stock has been held directly or indirectly by foreign persons. PREIT believes that it is a domestically controlled REIT, and, therefore, that its shares do not constitute U.S. real property interests. However, because PREIT's shares are publicly traded, PREIT cannot guarantee that it is or will continue to be a domestically controlled REIT.

        Even if PREIT were not to qualify as a domestically controlled REIT at the time a Non-U.S. Shareholder sells PREIT's shares, gain arising from the sale still would not be subject to FIRPTA tax if:

  •
  the class of shares sold is "regularly traded" on an established securities market, such as the NYSE (which PREIT believes to be the case); and

  •
  the selling Non-U.S. Shareholder has owned, actually or constructively, no more than 5% of the outstanding class of shares during the five-year period ending on the date of the sale.

        If the gain on the sale of shares were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to the gain

(subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

Backup Withholding Tax and Information Reporting

        In general, information-reporting requirements will apply to payments of dividends on PREIT's shares to some U.S. shareholders, unless an exception applies.

        The payor is required to withhold tax on such payments at the rate of 28% if (1) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (2) the Internal Revenue Service notifies the payor that the TIN furnished by the payee is incorrect.

        In addition, a payor of the dividends on PREIT's shares is required to withhold tax at a rate of 28% if (1) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code, or (2) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

        Some shareholders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder's United States federal income tax and may entitle the shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

        The payor will be required to furnish annually to the Internal Revenue Service and to PREIT's shareholders information relating to the amount of dividends paid on PREIT's shares, and that information reporting may also apply to payments of proceeds from the sale of PREIT's shares. Some shareholders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

        With regard to Non-U.S. Shareholders, information reporting generally will apply to payments of dividends on PREIT's shares, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of PREIT's shares to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding as described above for U.S. shareholders unless the Non-U.S. Shareholder satisfies the requirements necessary to be an exempt Non-U.S. Shareholder or otherwise qualifies for an exemption. The proceeds of a disposition by a Non-U.S. Shareholder of PREIT's shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the U.S., then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker.

        Applicable Treasury regulations provide presumptions regarding the status of a PREIT shareholder when payments to such shareholder cannot be reliably associated with appropriate documentation provided to the payor. Because the application of these Treasury regulations varies depending on the shareholder's particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

Sunset of Tax Provisions

        Several of the tax considerations described herein are subject to a sunset provision. The sunset provision generally provides that for taxable years beginning after December 31, 2008, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include those related to the 15% capital gains rate and its application to qualified dividend income and other tax rates described herein. Prospective shareholders should consult their own tax advisors regarding the possible effects of these sunset provisions.

Other Tax Considerations

        PREIT and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of PREIT and its shareholders may not conform to the federal income tax consequences discussed above. Prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in shares of PREIT.

Tax Shelter Reporting

        Under recently promulgated Treasury regulations, if a taxpayer recognizes a loss of $2 million or more, in the case of an individual taxpayer, or $10 million or more, in the case of a corporate taxpayer, the taxpayer may be required to file a disclosure statement with the Internal Revenue Service on Form 8886. Losses on sales of portfolio securities are in many cases exempt from this reporting requirement, but sales of REIT shares currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in any of, or any combination of, the following ways: to investors directly; through agents; through underwriters; and/or through dealers.

        Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities under this prospectus will be named, and any commissions payable by us to these agents will be set forth, in a related prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

        If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the related prospectus supplement. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the securities. If underwriters are used in the sale of any securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices.

        Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that the underwriters with respect to a sale of the securities will be obligated to purchase all such securities if any are purchased.

        In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. If we grant any over-allotment option, the terms of that over-allotment option will be set forth in the related prospectus supplement.

        If we use a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to those offers and sales.

        Agents and dealers participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, underwriters and dealers may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        Agents, underwriters and dealers may engage in transactions that stabilize, maintain or otherwise affect the price of the securities being offered, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of a penalty bid, in connection with the offering.

        Certain of the agents, underwriters, dealers and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

        We may also directly solicit offers to purchase securities and those sales may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the prospectus supplement.

        Other than the shares of beneficial interest, all securities offered will be a new issue of securities with no established trading market. Any underwriter to whom we sell securities for public offering and sale may make a market in those securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except that the shares of beneficial interest are listed for trading on the New York Stock Exchange. Any shares of beneficial interest sold pursuant to a prospectus supplement will be listed for trading on the New York Stock Exchange, subject to official notice of issuance. No assurance can be given as to the liquidity of or the trading markets for any securities.

LEGAL MATTERS

        The legality of the shares, the preferred shares, the debt securities, the warrants and the units offered hereby will be passed upon for us by Drinker Biddle & Reath LLP. Drinker Biddle & Reath LLP will also pass on certain federal income tax matters respecting us.

EXPERTS

        The consolidated financial statements and schedules of PREIT and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002 included in PREIT's Current Report on Form 8-K dated June 27, 2003 and filed on August 12, 2003 have been incorporated herein by reference in reliance upon the reports of KPMG LLP and Ernst & Young LLP, independent auditors, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

        The report of KPMG LLP dated March 27, 2003, except as to note 16, which is as of June 27, 2003, refers to the fact that PREIT has adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets as of January 1, 2002.

        The statement of revenue and certain expenses of WG Park, L.P. for the year ended December 31, 2002 included in PREIT's Current Report on Form 8-K dated September 2, 2003 and filed on September 17, 2003 have been incorporated herein by reference in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP dated September 12, 2003, includes a paragraph that states that the statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 2, and is not intended to be a complete presentation of the WG Park, L.P. revenue and expenses.

        The combined statements of revenues and certain expenses of the Subject Properties—First Close and the Subject Properties—Second Close for the year ended December 31, 2002 and the statements of revenues and certain expenses of Cherry Hill Mall for the years ended December 31, 2002, 2001 and 2000 included in PREIT's Current Report on Form 8-K/A No. 2 dated April 28, 2003 (filed on September 26, 2003) have been incorporated herein by reference in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG LLP dated April 29, 2003 include a paragraph that states that the statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 2, and are not intended to be a complete presentation of the revenues and expenses of the Subject Properties—First Close, the Subject Properties—Second Close and Cherry Hill Mall.

        The consolidated financial statements and schedules of Crown American Realty Trust at December 31, 2002, and for the three years then ended incorporated by reference in Crown American Realty Trust's Current Report on Form 8-K dated June 9, 2003 and filed June 19, 2003, which is filed as Exhibit 99.1 to PREIT's Form 8-K dated November 20, 2003 and filed on December 4, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate total public offering price of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent information in any such supplement differs from this prospectus, you should rely on the different information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described in Where You Can Find More Information.

        You should rely only on the information we include or incorporate by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. The information contained in this prospectus, the applicable prospectus supplement and any document incorporated by reference in this prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or of any sale of our securities, and you should not assume that the information in this prospectus, the applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate as of any other date.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, which require us to file reports, proxy statements and other information with the SEC. You may read and copy our SEC filings at the SEC's Public Reference Facilities, which are in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's following regional offices: 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Chicago, Illinois 60604. Copies of the material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, by calling 1-800-SEC-0330. The SEC also maintains an Internet web site at www.sec.gov that contains our SEC filings. In addition, our shares are listed on the New York Stock Exchange and our SEC filings can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We also maintain an internet website that contains information about us at www.preit.com.

        We filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement because we have omitted some of the information as permitted by the SEC's rules and regulations. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance, each statement is qualified, in all respects, by reference to the copy of the applicable contract or document filed as an exhibit to the registration statement. For further information about us and our securities, we refer you to the registration statement and the exhibits and schedules that may be obtained from the SEC at its principal office in Washington, D.C. after payment of the SEC's prescribed fees.

        The SEC allows us to "incorporate by reference" the information in documents we file with them. This means that we can disclose important information by referring you to these documents. The information we incorporate by reference is an important part of this prospectus, and information in documents we file after the date of this prospectus automatically will update and supersede information in this prospectus.

        We filed the documents listed below under the Exchange Act with the SEC, and we incorporate each of the documents, and all documents filed after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, into this prospectus by reference:

  1.
  2002 Annual Report on Form 10-K, filed on March 31, 2003.

  2.
  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2003, filed on May 15, 2003, the quarter ended June 30, 2003, filed on August 14, 2003, and the quarter ended September 30, 2003, filed on November 7, 2003.

  3.
  Current Reports on Form 8-K dated April 3, 2003 (filed on April 10, 2003), dated April 28, 2003 (filed on May 13, 2003, amended on June 20, 2003, amended on September 26, 2003), dated May 13, 2003 (filed on May 22, 2003), dated May 30, 2003 (filed on June 16, 2003, amended on August 8, 2003, amended on September 29, 2003), dated June 27, 2003 (filed on August 12, 2003), dated August 15, 2003 (filed on August 15, 2003 and amended on August 25, 2003), dated August 21, 2003 (filed on August 21, 2003), dated September 2, 2003 (filed on September 17, 2003) and dated November 20, 2003 (filed on December 4, 2003).

  4.
  Registration Statement on Form 8-A12B, filed on December 17, 1997, setting forth the description of our common shares, and filed on May 3, 1999, setting forth the description of rights to purchase PREIT common shares, including any amendment or reports filed for the purpose of updating such information.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, after their written or oral request, a copy of any or all of the documents we have incorporated in this prospectus by reference. Written requests for copies should be addressed to:

Pennsylvania Real Estate Investment Trust
Attention: Bruce Goldman,
Executive Vice President—General Counsel and Assistant Secretary
The Bellevue
200 S. Broad Street
Philadelphia, Pennsylvania 19102
Telephone: (215) 875-0700

FORWARD LOOKING STATEMENTS

        This prospectus, together with other statements and information publicly disseminated by us, contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statement. Factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to:

  •
  the timing and full realization of the expected benefits from the recently completed transactions;

  •
  the cost, timing and difficulty of integrating the properties recently acquired into our business; and

  •
  greater than expected operating costs, financing costs and business disruption associated with the recently completed transactions, including without limitation, difficulties in maintaining relationships with employees and tenants following the consummation of such transactions.

        Additional factors that may cause our actual results to differ materially from those expressed or implied in our forward-looking statements include those discussed in the section entitled "Risk Factors." We do not intend to and disclaim any duty or obligation to update or revise any forward-looking statements to reflect new information, future events or otherwise.

3,000,000 Shares

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

February     , 2004

Joint Book-Running Managers

LEHMAN BROTHERS

MORGAN STANLEY

DEUTSCHE BANK SECURITIES

LEGG MASON WOOD WALKER
INCORPORATED

PIPER JAFFRAY